IMAX CORPORATION

Exhibit 10.45

CONSTRUCTION LOAN AGREEMENT

between

IMAX PV DEVELOPMENT INC., a Delaware corporation

as Borrower

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent

and

THE FINANCIAL INSTITUTIONS NOW OR HEREAFTER SIGNATORIES HERETO AND THEIR ASSIGNEES PURSUANT TO SECTION 13.13, as Lenders

Entered into as of October 6, 2014

i

4.12	INSPECTIONS	21

4.13	SURVEYS	21

4.14	INTENTIONALLY OMITTED	21

4.15	NOTICE OF COMPLETION	21

4.16	IN-BALANCE PAYMENTS	21

4.17	TRI-PARTY AGREEMENT	22

ARTICLE 5.	INSURANCE	22

5.1	TITLE INSURANCE	22

5.2	PROPERTY INSURANCE	22

5.3	FLOOD HAZARD INSURANCE	22

5.4	LIABILITY INSURANCE	22

5.5	OTHER COVERAGE	22

5.6	GENERAL	23

5.7	ENVIRONMENTAL INSURANCE POLICY	23

ARTICLE 6.	REPRESENTATIONS AND WARRANTIES	23

6.1	AUTHORITY/ENFORCEABILITY	23

6.2	BINDING OBLIGATIONS	23

6.3	FORMATION AND ORGANIZATIONAL DOCUMENTS	23

6.4	NO VIOLATION	24

6.5	COMPLIANCE WITH LAWS	24

6.6	LITIGATION	24

6.7	FINANCIAL CONDITION	24

6.8	NO MATERIAL ADVERSE CHANGE	24

6.9	LOAN PROCEEDS AND ADEQUACY	24

6.10	ACCURACY	24

6.11	TAX LIABILITY	25

6.12	TITLE TO ASSETS; NO LIENS	25

6.13	MANAGEMENT AGREEMENTS	25

6.14	UTILITIES	25

6.15	INTENTIONALLY OMITTED	25

6.16	AMERICANS WITH DISABILITIES ACT COMPLIANCE	25

6.17	BUSINESS LOAN	25

6.18	PROJECT INFORMATION	25

6.19	NO SUBORDINATION	25

6.20	PLANS AND SPECIFICATIONS	25

6.21	MAJOR CONTRACTS	25

6.22	COMPLIANCE WITH MATTERS OF RECORD	25

6.23	REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES	25

6.24	NON-RESIDENTIAL ENERGY DISCLOSURE	26

6.25	LEASES	26

6.26	DEWATERING PERMIT	26

ARTICLE 7.	HAZARDOUS MATERIALS	26

7.1	SPECIAL REPRESENTATIONS AND WARRANTIES	26

7.2	HAZARDOUS MATERIALS COVENANTS	27

7.3	INSPECTION BY ADMINISTRATIVE AGENT	27

7.4	HAZARDOUS MATERIALS INDEMNITY	27

7.5	LEGAL EFFECT OF SECTION; ENVIRONMENTAL IMPAIRMENT	28

ARTICLE 8.	SPECIAL COVENANTS; SINGLE PURPOSE ENTITY	28

8.1	LIMITED PURPOSE	28

8.2	LIMITATIONS ON DEBT, ACTIONS	29

8.3	SEPARATENESS COVENANTS	29

8.4	SPE COVENANTS IN BORROWER ORGANIZATIONAL DOCUMENTS	29

8.5	INTERCOMPANY LOANS	30

ARTICLE 9.	COVENANTS OF BORROWER	30

9.1	EXPENSES	30

9.2	ERISA COMPLIANCE	30

9.3	TAXES AND OTHER LIABILITIES	30

9.4	REQUIREMENTS OF LAW	30

9.5	LEASING	31

9.6	FORMATION AND ORGANIZATIONAL DOCUMENTS	31

9.7	LIMITATION ON DISTRIBUTIONS	31

9.8	FACILITIES	31

9.9	AMERICANS WITH DISABILITIES ACT COMPLIANCE	31

9.10	SUBDIVISION MAPS	31

9.11	ACCURACY	31

9.12	FURTHER ASSURANCES	31

9.13	MERGER, CONSOLIDATION AND TRANSFER OF ASSETS	31

9.14	CHANGE IN STRUCTURE OR MANAGEMENT OF BORROWER	32

9.15	EXISTENCE	32

9.16	NOTICE	32

9.17	SWAP AGREEMENTS	32

9.18	PROPERTY DOCUMENTS	32

9.19	APPROVAL OF MAJOR CONTRACTS	32

9.20	ASSIGNMENT	32

9.21	MANAGEMENT OF PROPERTY	32

9.22	MATERIAL ALTERATIONS	33

9.23	PROHIBITED TRANSFERS	33

9.24	ENVIRONMENTAL REQUIREMENTS	34

9.25	NON-RESIDENTIAL ENERGY DISCLOSURE	35

ARTICLE 10.	REPORTING COVENANTS	35

10.1	BORROWER FINANCIAL STATEMENTS	35

10.2	GUARANTOR FINANCIAL STATEMENTS	35

10.3	INTENTIONALLY OMITTED	35

10.4	TAX RETURNS	35

10.5	INTENTIONALLY OMITTED	35

10.6	RENT ROLL	35

10.7	BOOKS AND RECORDS	35

10.8	INTENTIONALLY OMITTED	35

10.9	KNOWLEDGE OF DEFAULT; ETC	35

10.10	LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION	36

10.11	ENVIRONMENTAL NOTICES	36

10.12	INTENTIONALLY OMITTED	36

10.13	OTHER INFORMATION	36

10.14	FORM WARRANTY	36

ARTICLE 11.	DEFAULTS AND REMEDIES	36

11.1	DEFAULT	36

11.2	ACCELERATION UPON DEFAULT; REMEDIES	38

11.3	DISBURSEMENTS TO THIRD PARTIES	39

11.4	ADMINISTRATIVE AGENT’S COMPLETION OF CONSTRUCTION	39

11.5	ADMINISTRATIVE AGENT’S CESSATION OF CONSTRUCTION	39

11.6	REPAYMENT OF FUNDS ADVANCED	39

11.7	RIGHTS CUMULATIVE, NO WAIVER	39

11.8	ALLOCATION OF PROCEEDS	39

ARTICLE 12.	THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS	40

12.1	APPOINTMENT AND AUTHORIZATION	40

12.2	WELLS FARGO AS LENDER	41

12.3	LOAN DISBURSEMENTS	41

12.4	DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS	42

12.5	PRO RATA TREATMENT	42

12.6	SHARING OF PAYMENTS, ETC	43

12.7	COLLATERAL MATTERS; PROTECTIVE ADVANCES	43

12.8	POST-FORECLOSURE PLANS	44

12.9	APPROVALS OF LENDERS	45

12.10	NOTICE OF DEFAULTS	45

12.11	ADMINISTRATIVE AGENT’S RELIANCE, ETC	45

12.12	INDEMNIFICATION OF ADMINISTRATIVE AGENT	46

12.13	LENDER CREDIT DECISION, ETC	46

12.14	SUCCESSOR ADMINISTRATIVE AGENT	47

12.15	COMMUNICATION WITH ADMINISTRATIVE AGENT	47

12.16	NO SET-OFFS	47

ARTICLE 13.	MISCELLANEOUS PROVISIONS	47

13.1	INDEMNITY	47

13.2	FORM OF DOCUMENTS	48

13.3	NO THIRD PARTIES BENEFITED	48

13.4	NOTICES	48

13.5	ATTORNEY-IN-FACT	48

13.6	ACTIONS	48

13.7	RIGHT OF CONTEST	48

13.8	RELATIONSHIP OF PARTIES	48

13.9	DELAY OUTSIDE LENDER’S CONTROL	48

13.10	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	49

13.11	IMMEDIATELY AVAILABLE FUNDS	49

13.12	AMENDMENTS AND WAIVERS	49

13.13	SUCCESSORS AND ASSIGNS	50

13.14	ADDITIONAL COSTS	52

13.15	TAXES	54

13.16	ADDITIONAL SECURITY INTEREST	57

13.17	SIGNS	57

13.18	LENDER’S AGENTS	57

13.19	TAX SERVICE	57

13.20	WAIVER OF RIGHT TO TRIAL BY JURY	57

13.21	SEVERABILITY	58

13.22	TIME	58

13.23	HEADINGS	58

v

13.24	GOVERNING LAW	58

13.25	USA PATRIOT ACT NOTICE, COMPLIANCE	58

13.26	ELECTRONIC DOCUMENT DELIVERIES	58

13.27	INTEGRATION; INTERPRETATION	58

13.28	JOINT AND SEVERAL LIABILITY	59

13.29	COUNTERPARTS	59

13.30	ARBITRATION	59

EXHIBITS AND SCHEDULES

SCHEDULE 1.1	–	PRO RATA SHARES
SCHEDULE 6.3	–	OWNERSHIP OF BORROWER
SCHEDULE 6.6	–	LITIGATION DISCLOSURE
SCHEDULE 6.21	–	MAJOR CONTRACTS
SCHEDULE 7.1	–	ENVIRONMENTAL REPORTS
SCHEDULE 9.24	–	ENVIRONMENTAL COVENANT DOCUMENTS

EXHIBIT A	–	DESCRIPTION OF PROPERTY
EXHIBIT B	–	DOCUMENTS
EXHIBIT C	–	LOAN BUDGET
EXHIBIT D	–	DISBURSEMENT INSTRUCTION AGREEMENT
EXHIBIT E	–	INTENTIONALLY OMITTED
EXHIBIT F	–	TAX COMPLIANCE CERTIFICATES:
EXHIBIT F-1	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT F-2	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT F-3	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT F-4	–	FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT G	–	ASSIGNMENT AND ASSUMPTION AGREEMENT

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (this “Agreement”), dated as of October 6, 2014 by and among IMAX PV DEVELOPMENT INC., a Delaware corporation (“Borrower”), each of the financial institutions initially a signatory hereto together with their assignees under Section 13.13 (“Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as contractual representative of the Lenders to the extent and in the manner provided in Article 12 (in such capacity, the “Administrative Agent”).

R E C I T A L S

A.	Borrower owns certain real property described in Exhibit A hereto (“Property”).

B.

Borrower proposes to construct on the Property certain improvements consisting of: without limitation, an approximately 64,235 square foot two-story office and production facility, which includes covered and uncovered parking with approximately 143 spaces, together with all appurtenances, fixtures, and tenant improvements now or hereafter located on the Property (“Improvements”). The Improvements shall be constructed in accordance with the Plans and Specifications. Borrower has requested from Lenders a loan for the purpose of such construction, and Lenders have agreed to loan to Borrower the amount described herein on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

ARTICLE 1. DEFINITIONS

1.1

DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Acceleration Date” – has the meaning given to such term in Section 5.7.

“Account” – means collectively, the Borrower’s Funds Account, the Operating Account and any other account established by Borrower in connection with the Loan from time to time.

“ADA” – means the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. §§ 12101, et seq., as now or hereafter amended, modified, supplemented or replaced from time to time.

“Additional Costs” – has the meaning given to such term in Section 13.14(b).

“Administrative Agent” – means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 12.14.

“Affiliate” or “affiliate” – means, with respect to any Person, (a) in the case of any such Person which is a partnership or limited liability company, any partner or member in such partnership or limited liability company, respectively, (b) any other Person which is directly or indirectly controlled by, controls or is under common control with such Person or one or more of the Persons referred to in the preceding clause (a), (c) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a) and (b), (d) any other Person who is a member of the immediate family of such Person or of any Person referred to in the preceding clauses (a) through (c), and (e) any other Person that is a trust solely for the benefit of one or more Persons referred to in clause (d) and of which such Person is sole trustee; provided, however, in no event shall Lender or any of its Affiliates be an Affiliate of Borrower. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director of such Person. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agreement” – has the meaning given to such term in the preamble hereto.

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Application for Payment” – means a written itemized statement, signed by Borrower setting forth: (a) a description of the work performed, material supplied and/or costs incurred or due for which disbursement is requested with respect to any line item (“Item”) shown in the Loan Budget; (b) the total amount incurred, expended and/or due for each requested Item less prior disbursements; and (c) the date on which Borrower requests that such disbursement be made (subject to Section 12.3, the “Funding Date”), which date shall in no event be earlier than seven (7) Business Days following submittal by Borrower to Administrative Agent of the Application for Payment (together with all related supporting information and certificates) and the satisfaction by Borrower of each applicable condition to disbursement set forth in this Agreement. Each Application for Payment by Borrower shall constitute a representation and warranty by Borrower, to Borrower’s actual knowledge, that Borrower is in compliance with all the conditions precedent to a disbursement specified in this Agreement.

“Appraisal” – means a written appraisal prepared by an independent MAI appraiser acceptable to Administrative Agent and subject to Administrative Agent’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

“Approved Fund” – means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Approved Lease” – means a Lease affecting the Property and Improvements that is approved by Lender as to form and content, creditworthiness of tenant and economic terms.

“Architect” – means M. Arthur Gensler and Associates.

“Architect’s Agreement” – means that certain Letter of Agreement for Design Services dated July 29, 2013, by and between Borrower and Architect.

“Assignee” – has the meaning given to such term in Section 13.13(c).

“Assignment and Assumption Agreement” – means an Assignment and Assumption Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit G.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Borrower” – has the meaning given to such term in the preamble hereto.

“Borrower’s Funds” – means all funds of Borrower deposited with Administrative Agent, for the benefit of Lenders, pursuant to the terms and conditions of this Agreement.

“Borrower’s Funds Account” – means a blocked account reserved, and to be established upon Administrative Agent’s request, with Wells Fargo, in the name of Borrower, or Borrower’s designee, for the benefit of Lenders, or such other name as Administrative Agent may direct in writing, into which all Borrower’s Funds from time to time shall be deposited.

“Business Day” – means any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“CC&Rs” – means the Amended and Restated Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for the Campus at Playa Vista, as amended, modified or restated from time to time.

“Collateral” – means the Property, Improvements and any personal property or other collateral with respect to which a Lien or security interest was granted to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents.

“Commitment” – means, as to each Lender, such Lender’s obligation to make disbursements pursuant to Section 2.11, Section 3.4 and Section 12.3, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.13.

“Complete”, “Completed” or “Completion” - means completion of the Improvements, which shall be deemed to have occurred, with respect to such portion thereof upon: (i) Administrative Agent’s receipt of a written statement or certificate executed by the Architect designated or shown on the Plans and Specifications approved by Administrative Agent certifying, without qualification or exception (other than punchlist items acceptable to Administrative Agent), that the applicable portion of the Improvements are completed; (ii) Administrative Agent’s receipt of all permanent certificates of occupancy or other comparable governmental approvals which are required for the applicable portion of the Improvements by the local government agency having jurisdiction and authority to issue such certificates of occupancy or other approvals, and a recorded notice of completion (if applicable, taking into consideration any future tenant improvement work); (iii) the expiration of the statutory period(s) within which valid mechanic’s liens, materialmen’s liens and/or stop payment notices may be recorded and/or served by reason of the construction or renovation of the applicable portion of the Improvements, or, alternatively, Administrative Agent’s receipt of valid, unconditional releases thereof from all persons entitled to record said liens or serve said stop payment notices; (iv) Administrative Agent’s receipt of other close-out items as reasonably required and approved by Administrative Agent which are customarily delivered in connection with construction loan disbursements; and (v) Administrative Agent’s receipt and approval of such other evidence of lien-free and defect-free completion as Administrative Agent may request and deem satisfactory.

“Completion Date” – means January 7, 2016, the date by which construction of the Improvements must be Complete.

“Construction Agreement” – means the agreement to construct the Improvements dated March 12, 2014 by and between Developer (for the benefit of Borrower) and Contractor.

“Construction Loan” - means the principal sum that Administrative Agent agrees to lend and Borrower agrees to borrow for construction of the Improvements pursuant to the terms and conditions of this Agreement: TWENTY-FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($25,700,000).

“Construction Loan Maturity Date” – means April 6, 2016.

“Contractor” – means Webcor Construction, LP (dba Webcor Builders) or such other general contractor as Administrative Agent may approve in writing from time to time.

“Conversion Date” – means the date on which, at Borrower’s request, the Construction Loan converts to the Permanent Loan, which date shall be the earlier to occur of (i) provided Borrower has satisfied all the conditions set forth in Section 2.10 below, the Construction Loan Maturity Date; or (ii) the date on which Borrower has satisfied all the conditions set forth in Section 2.10 below.

“Daily One Month LIBOR” means, for any day, the rate of interest equal to LIBOR then in effect for delivery for a one (1) month period.

“Deed of Trust” – means the Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated of even date herewith, made by Borrower, as Trustor, to American Securities Company, as Trustee, in favor of Administrative Agent, for the benefit of Lenders, as Beneficiary, as hereafter amended, supplemented, replaced or modified from time to time.

“Default” – has the meaning given to such term in Section 11.1.

“Default Rate” – shall have the meaning given to such term in Section 2.6.

“Defaulting Lender” – means any Lender which, at any time, shall: (i) fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of five (5) Business Days after receipt of notice from Administrative Agent; (ii) notify Borrower, Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit; and/or (iii) (A) become or be insolvent or have a parent company that has become or is insolvent, and/or (B) become the subject of a bankruptcy or insolvency proceeding, or have had a receiver, conservator, trustee, or custodian appointed for it, or have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or have a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (i) through (iii) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and any such Defaulting Lender.

“Developer” – means LPC West LLC, a Delaware limited liability company.

“Development Management Agreement” – means that certain Development and Construction Management Agreement, dated as of February 25, 2014, by and between Borrower and Developer, as may be amended or modified from time to time in accordance with the terms of this Agreement.

“Disbursement Instruction Agreement” - means a Disbursement Instruction Agreement in the form attached hereto as Exhibit D, or such other form as Administrative Agent may require from time to time.

“Dollars” and “$” – means the lawful money of the United States of America.

“Earnout” – means a portion of the Permanent Loan to be disbursed to Borrower on or about the Conversion Date, in accordance with Section 2.11, equal to an amount up to the sum of (i) $30,000,000, less (B) the outstanding principal balance of the Construction Loan as of the Conversion Date (provided, however, in the event any portion of the Construction Loan is repaid by Borrower prior to the Conversion Date, Borrower may not reborrow such repaid portion, and the Earnout shall exclude any such amount).

“Effective Date” – means the earlier of (a) the date Administrative Agent first authorizes the Loan proceeds to be released to, or for the benefit of, Borrower and (b) the date the Deed of Trust is recorded in the real property records of the county where the Property is located.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Embargoed Person” – means any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by, or the Loan made by Lenders is in violation of, any applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting Borrower, any Guarantor or any property (real or personal) securing the Loan, or any part thereof, whether now or hereafter enacted and in force.

“Environmental Covenant Documents” – means the agreements, covenants, letters, permits and other documentation set forth on Schedule 9.24 attached hereto.

“Environmental Insurance Policy” – shall have the meaning given to such term in Section 5.7.

“Environmental Reports” means those certain reports listed on Schedule 7.1.

“ERISA” – means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“Excluded Taxes” – means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.15(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” – means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(c) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Foreign Lender” – means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Date” – has the meaning given to such term in the definition of “Application for Payment”.

“Governmental Authority” – means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” – means IMAX Corporation, and any other person or entity who, or which, in any manner, is or becomes obligated to Lenders under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Guaranty” – means that certain Payment and Performance Guaranty of even date herewith executed and delivered by Guarantor to Administrative Agent, for the benefit of Lenders, as hereafter amended, supplemented, replaced or modified from time to time.

“Hazardous Materials” – has the meaning given to such term in Section 7.1(a).

“Hazardous Materials Claims” – has the meaning given to such term in Section 7.1(c).

“Hazardous Materials Laws” – has the meaning given to such term in Section 7.1(b).

“IMAX Corporation” – means IMAX Corporation, a corporation incorporated pursuant to the laws of Canada.

“IMAX Credit Agreement” – means the Third Amended and Restated Credit Agreement, dated as of February 7, 2013, among IMAX Corporation, as borrower, the guarantors referred to therein, as guarantors, the lenders referred to therein, as lenders, and Wells Fargo Bank, National Association, as Agent for the lenders, as amended or restated from time to time (so long as any such amendment was consented to by Wells Fargo, as the administrative agent thereunder).

“Improvements” – has the meaning given to such term in Recital B.

“In-Balance” – means, with respect to the Construction Loan, Administrative Agent’s determination from time to time that any undisbursed Construction Loan funds together with all sums, if any, to be provided by Borrower as shown on the Loan Budget shall be at all times equal to or greater than the amount which Administrative Agent from time to time reasonably determines necessary to: (i) pay, through Completion, all costs of development and construction of the Property and construction of the Improvements in accordance with the Loan Documents; (ii) pay all sums which may accrue under the Loan Documents prior to repayment of the Loan; and (iii) enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Loan Documents.

“Indemnifiable Amounts” – has the meaning given to such term in Section 12.12.

“Indemnified Taxes” – means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Indemnitees” - means Administrative Agent, Lenders, and their respective parents, subsidiaries and Affiliates, any holder of or Participant in the Loan and all directors, officers, employees, agents, successors and assigns of any of the foregoing.

“Indemnitor” - means IMAX Corporation, and any other person or entity who, or which, in any manner, is or becomes obligated to Administrative Agent under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Indemnity” – means that certain Environmental Indemnity Agreement of even date herewith executed and delivered by Indemnitor to Administrative Agent, for the benefit of Lenders, as hereafter amended, supplemented, replaced or modified from time to time.

“Independent Inspecting Architect” – The architect, engineer, agent, consultant or other inspector selected and retained by Administrative Agent, at Borrower’s expense, to inspect the work on behalf of the Administrative Agent and the Lenders.

“Lease” and “Leases” - means any and all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof.

“Lender” – means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns. With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders”.

“Lending Office” - means, for each Lender, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“LIBOR” means the rate of interest per annum determined by Administrative Agent based on the rate for United States dollar deposits for delivery of funds for one (1) month as reported on Reuters Screen LIBOR01 page (or any successor page) at approximately 11:00 a.m., London time, or, for any day not a London Business Day, the immediately preceding London Business Day (or if not so reported, then as determined by Administrative Agent from another recognized source or interbank quotation).

“LIBOR Loan” - means the portion of the Loan bearing interest at a rate based on LIBOR.

“LIBOR Period” – means the period of time on which the calculation of interest under this Agreement is based.

“Lien” – means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9-505 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

“Loan” – means, as applicable, the Construction Loan, and, if the Option to Convert is validly exercised, the Permanent Loan.

“Loan Budget” – means the Loan Budget attached hereto as Exhibit C, as the same may be amended, modified, supplemented or replaced from time to time.

“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan Party” – means Borrower, each Guarantor, and any other person or entity obligated under the Loan Documents or Other Related Documents.

“London Business Day” means any day that is a day for trading by and between banks in Dollar deposits in the London interbank market.

“Major Contracts” – means those contracts listed on Schedule 6.21 and any other maintenance, service or other contract or agreement of any kind (other than Approved Leases, the Development Management Agreement, the Construction Agreement, the Architect’s Agreement or engineer’s contract required in connection with the construction of the Improvements) with a contractor, subcontractor, or supplier (each, a “Major Contractor”) of a material nature (materiality for these purposes to include contracts with annual payments in excess of $500,000.00 (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or other payments or penalty of any kind)) now or hereafter entered into, in either case relating to the ownership, development, leasing, management, use, operation, maintenance, repair or restoration of the Property and/or Improvements.

“Material Adverse Change” or “Material Adverse Effect” – means any set of circumstances or events which (a) has caused or could reasonably be expected to result in a material adverse change regarding the validity or enforceability of any Loan Document; (b) is or could reasonably be expected to be material and adverse to the Property or the Improvements or to the assets or financial condition of Borrower; (c) impairs materially or could reasonably be expected to impair materially the ability of Borrower to duly and punctually pay its indebtedness under the Loan and/or perform its other obligations; (d) impairs materially or could reasonably be expected to impair materially the ability of Administrative Agent or Lenders, to the extent permitted, to enforce their legal and/or contractual rights and remedies pursuant to any Loan Document; (e) which causes Guarantor to be in breach of its financial covenants under Section 10 of the Guaranty; or (f) impairs materially or could reasonably be expected to impair materially the ability of Guarantor to duly and punctually pay and/or perform its obligations under the Guaranty or the Indemnity.

“Maturity Date” – means the Construction Loan Maturity Date, the Permanent Loan Maturity Date, or the Acceleration Date, as applicable.

“MMRP” – means the Environmental Mitigation Conditions and Monitoring Program, Mitigated Negative Declaration MND-95-240(SUB), as included in the City of Los Angeles’ Conditions of Approval for Tentative Tract Map 52092, dated as of December 8, 1995, and recorded in the Master Covenant and Agreement on January 7, 1999 by Playa Capital Company, LLC.

“No Further Action Letter” – means the Los Angeles Regional Water Quality Control Board, No Further Action Determination for Soil Only — Parcels 10 and D, Tract 52092 of the Campus Area, issued to Playa Capital Company, LLC, as of November 26, 2013.

“Non-Pro Rata Advance” – means a Protective Advance or a disbursement under the Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares in breach of their obligations under this Agreement.

“Note” or “Notes” – means each promissory note, collectively in the original principal amount of the Loan, each executed by Borrower and payable to the order of a Lender, together with such other replacement notes as may be issued from time to time pursuant to Section 13.13, as hereafter amended, supplemented, replaced or modified.

“Operating Account” – means an account with Wells Fargo, account number 4129575205, in the name of Borrower, or Borrower’s designee, into which Loan proceeds and other amounts will be deposited when eligible for disbursement.

“Option to Convert” – means Borrower’s option, subject to the terms and conditions of Section 2.10, to extend the term of the Loan from the Construction Loan Maturity Date to the Permanent Loan Maturity Date.

“Other Connection Taxes” – means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Other Taxes” – means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” – has the meaning given to such term in Section 13.13.

“Permanent Loan” - means a loan in an amount equal to the principal amount of the outstanding balance of the Construction Loan on the Conversion Date plus (ii) the Earnout. The Permanent Loan shall in no event be greater than $30,000,000.

“Permanent Loan Maturity Date” – means the date that is ten (10) years after the Conversion Date.

“Permit” – means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Lease” – has the meaning given to such term in Section 9.4.

“Person” – means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plans and Specifications” – means the plans and specifications for the construction of the Improvements heretofore or hereafter delivered to and approved by Administrative Agent, as amended in order to comply with the terms and conditions of this Agreement.

“Playa Vista Storm Water Plan” – means the Consolidated Construction Storm Water Pollution Prevention Plan for the Playa Vista Project, Los Angeles, CA, as revised on August 23, 2011.

“Potential Default” – means a known event, circumstance or condition which, with the giving of notice or the passage of time, or both, would constitute a Default.

“Property” – has the meaning given to such term in Recital A.

“Pro Rata Share” – means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.

“Prohibited Property Transfer” – has the meaning given to such term in Section 9.25(a).

“Prohibited Equity Transfer” – has the meaning given to such term in Section 9.25(b).

“Protective Advance” – means any advances made by Administrative Agent in accordance with the provisions of Section 12.7(e) to protect the Collateral securing the Loan.

“Recipient” – means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Regional Board” – means the Los Angeles Regional Water Quality Control Board, and any successor agency.

“Regulatory Change” - means, with respect to any Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Related Person” means Guarantor and any insider or affiliate (or insider or affiliate of any such insider or affiliate) of Borrower, determined by assuming that: (a) Borrower or such Guarantor or other affiliate or insider was a debtor at the time of determination of Related Person status; and (b) the terms “affiliate”, “insider” and “debtor” have the meanings provided for those terms by Section 101 of the federal Bankruptcy Code.

“Requirements of Law” – means, as to any entity, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject, including without limitation, applicable securities laws and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

“Requisite Lenders” – means, as of any date, Lenders (which must include the Lender then acting as Administrative Agent) having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the principal amount outstanding under the Loan, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of the Loan of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Restricted Party” – shall mean each of (i) Borrower, (ii) Guarantor, (iii) any entity obligated under the Loan or under any guaranty or indemnity made in favor of Administrative Agent in connection with the Loan, and (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, or of any entity obligated under a guaranty or indemnity made in favor of Administrative Agent in connection with the Loan.

“SLUR” – means the Declaration of Special Land Use Restrictions and Environmental Restrictions, dated as of February 25, 2014 and recorded on February 26, 2014, by and between Playa Phase I Commercial Land Company, LLC, and Imax PV Development Inc.

“Spread” - means two and one-quarter percent (2.25%); provided, however, the Spread shall decrease to two percent (2.00%) effective on the first day of the first calendar month following the Conversion Date.

“Subdivision Map” – has the meaning given to such term in Section 9.6.

“Surety” – has the meaning given to such term in Section 8.1.

“Swap Agreement” – means a “swap agreement” as defined in Section 101 of the Bankruptcy Code, entered into by Borrower and Administrative Agent (or with another financial institution which is acceptable to Administrative Agent), together with all modifications, extensions, renewals and replacements thereof.

“Taxes” – means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” – has the meaning given to such term in Section 10 of the Guaranty.

“Title Company” – means First American Title Insurance Company.

“Title Policy” – means the ALTA Lender’s Policy of Title Insurance as issued by the Title Company, in such form and including such endorsements and reinsurance requirements as Administrative Agent may require.

“Transfer” or “Transferred”- means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“Tri-Party Agreement” - means that certain Tri-Party Agreement by and among Borrower, Developer and Contractor, dated as of March 12, 2014.

“UCC” - means the Uniform Commercial Code in effect from time to time in the state where Borrower is organized and where the Property is located, as applicable, as now or hereafter amended or modified.

“U.S. Person” – means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Variable Rate Loan” – means the portion of the Loan bearing interest at a rate other than LIBOR, as determined by Administrative Agent from a recognized source or interbank quotation.

“Wells Fargo” – has the meaning given to such term in the preamble hereto.

“Withholding Agent” – means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

1.2

SCHEDULES AND EXHIBITS INCORPORATED. Schedules 1.1, 6.3, 6.6, 6.21, 7.1 and 9.24, and Exhibits A through G, all attached hereto, are hereby incorporated into this Agreement. All references herein to schedules and exhibits are to the schedules and exhibits attached hereto unless otherwise specified.

ARTICLE 2. LOAN

2.1

LOAN. Subject to the terms of this Agreement, Lenders agree to lend to Borrower and Borrower agrees to borrow from Lenders up to the principal sum of $25,700,000 for purposes of the Construction Loan and, in the event Borrower satisfies the conversion conditions set forth in Section 2.10, up to an aggregate principal sum of $30,000,000 for the Permanent Loan; said sums to be evidenced by the Note. This Loan is not a revolving credit line, and no payments or credits shall increase the maximum amount of advances available from the Loan. The Loan shall bear interest and be repaid in accordance with the provisions of this Agreement. The Notes shall be secured, in part, by the Deed of Trust encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Notes shall be used to finance the construction of the Property and Improvements and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

2.2

LOAN FEES. Borrower shall pay to Administrative Agent, at Loan closing, a loan fee and, if applicable, certain other fees, each in the amount and at the times as set forth in a separate letter agreement between Borrower and Administrative Agent dated October 6, 2014 (the “Fee Letter”). At closing, Lender shall set forth all closing costs and expenses on a settlement statement to be prepared by the Title Company, which statement shall be subject to the approval of Borrower as evidenced by Borrower’s execution of such statement.

2.3

LOAN DOCUMENTS. Borrower shall execute and deliver to (or cause to be executed and delivered) to Administrative Agent, concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4

EFFECTIVE DATE. The date of the Loan Documents is for reference purposes only. The effective date of delivery and transfer to Administrative Agent of the security under the Loan Documents and of Borrower’s and Lenders’ obligations under the Loan Documents shall be the Effective Date.

2.5

MATURITY DATE. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on or before the Maturity Date. All payments due to Administrative Agent and Lenders under this Agreement, whether at the Maturity Date or otherwise, shall be paid in Dollars in immediately available funds.

2.6	INTEREST ON THE LOAN.

(a)

Interest. The outstanding principal balance of the Loan shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum determined by Administrative Agent to be the Spread plus the Daily One Month LIBOR Rate in effect from time to time. Administrative Agent is hereby authorized to note the date, principal amount and interest rate applicable to the Loan and any payments made thereon on Administrative Agent’s books and records (either manually or by electronic entry), which notations shall be prima facie evidence of the accuracy of the information noted.

(b)

Payment of Interest. Interest accrued on the outstanding principal balance of the Loan shall be due and payable, in the manner provided in Section 2.7, on the first Business Day of each month commencing with the first month after the Effective Date.

(c)

Default Interest. At Requisite Lenders’ discretion at any time during the existence of a Default, the outstanding principal balance of the Loan shall bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to three percent (3%) above the rate of interest from time to time applicable to the Loan (the “Default Rate”).

(d)	Intentionally Omitted.

(e)

Taxes and Regulatory Costs. Borrower shall pay to Administrative Agent, for the account of each Lender, immediately upon demand, in addition to any other amounts due or to become due under the Loan, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) costs, expenses and liabilities arising from or in connection with reserve percentages prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by each Lender among its operations shall be conclusive and binding upon Borrower.

2.7	PAYMENTS.

(a)

Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Administrative Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender as applicable, not later than 12:00 P.M. (Eastern time) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b)

Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on, and the due date thereof shall be deemed to be, the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

(c)

Direct Debit. In order to assure timely payment to Administrative Agent, for the benefit of Lenders, of accrued interest, principal, fees and late charges due and owing under the Loan, in accordance with Exhibit D hereto Borrower hereby irrevocably authorizes Administrative Agent to directly debit the Operating Account for payment when due of all such amounts payable to Administrative Agent or any Lender. Borrower represents and warrants to Administrative Agent and Lenders that Borrower is the legal owner of the Operating Account. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Administrative Agent not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Administrative Agent, for the benefit of Lenders, upon demand, in immediately available funds, all amounts and expenses due and owing, including without limitation any late fees incurred, to Administrative Agent or any Lender.

(d)

Voluntary Prepayment. Borrower may, upon not less than three (3) Business Days’ prior written notice to Administrative Agent not later than 12:00 P.M. (Eastern time) on the date given, at any time and from time to time, prepay all or any portion of the Loan in accordance with the terms of this Agreement. Any notice of prepayment given to Administrative Agent shall specify the date of prepayment and the principal amount of the prepayment. Any principal balance reduction shall reduce Lenders’ Commitment by a like amount, and any such amounts repaid by Borrower may not be reborrowed.

(e)

Mandatory Principal Amortization Payments. Commencing on the first day of the first calendar month following the Conversion Date, and continuing on the first day of each calendar month thereafter, concurrently with each monthly payment of interest, Borrower shall make principal amortization payments to Lender in equal monthly payments based on the monthly amount due under a 15-year straight line amortization schedule. Administrative Agent shall provide Borrower with a repayment schedule prior to the commencement of such amortization payments. Such monthly amortization payments shall be subject to such terms and conditions as may be set forth in such documents, instruments, agreements or other documents as Administrative Agent may in its discretion require as of the Conversion Date, all in form and substance satisfactory and acceptable to Administrative Agent.

2.8

FULL REPAYMENT AND RECONVEYANCE. Upon receipt of all sums owing and outstanding under the Loan Documents, and the full performance of all other obligations secured by the Deed of Trust, Administrative Agent shall reconvey, satisfy or release the Property and Improvements from the lien of the Deed of Trust and terminate any assignment of leases and rents or UCC-financing statements related to the Collateral; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance, satisfaction or release: (a) Administrative Agent shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance, satisfaction or release, the payment of any and all sums then due and payable under the Loan Documents, and the full payment and performance of all other obligations secured by the Deed of Trust, including, without limitation, those set forth in the Note and the Deed of Trust; and (b) Administrative Agent shall have received a written release satisfactory to Administrative Agent of any set aside letter, letter of credit or other form of undertaking which Administrative Agent has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property. Administrative Agent’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such reconveyance, satisfaction or release, and any Commitment of Administrative Agent to lend any undisbursed portion of the Loan shall be cancelled. Any repayment shall be without prejudice to Borrower’s obligations under any Swap Agreement between Borrower and Administrative Agent, which shall remain in full force and effect subject to the terms of such Swap Agreement (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such repayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

2.9

LENDERS’ ACCOUNTING. Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares of the commitment of each of the Lenders, and principal amount of the Loan owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).

2.10

CONVERSION TO PERMANENT LOAN. Borrower shall have the option to convert the outstanding principal balance under the Construction Loan as of the Conversion Date to the Permanent Loan and extend the term of the Loan from the Construction Loan Maturity Date (or the Conversion Date, if earlier than the Construction Loan Maturity Date) to the Permanent Loan Maturity Date (the “Option to Convert”) upon satisfaction of each and every one of the following conditions precedent in Administrative Agent’s discretion:

(a)	Borrower shall provide Administrative Agent with written notice of Borrower’s request to exercise the Option to Convert not less than thirty (30) days prior to the Construction Loan Maturity Date.

(b)

As of the date of Borrower’s notice to Administrative Agent of Borrower’s request to exercise the Option to Convert, and as of the Conversion Date, no Default or monetary or material non-monetary Potential Default known to Borrower shall exist, and Borrower shall so certify in writing. If Administrative Agent is aware of any such monetary or material non-monetary Potential Default, Administrative Agent shall give written notice to Borrower prior to the Conversion Date.

(c)

As of the date of Borrower’s notice to Administrative Agent of Borrower’s request to exercise the Option to Convert, and as of the Conversion Date, no Event of Default shall exist under the IMAX Credit Agreement, and no event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default under the IMAX Credit Agreement shall exist, and Guarantor shall so certify in writing.

(d)	Intentionally omitted.

(e)	The Improvements are Complete, and the conditions set forth in Section 3.1(l) and Section 4.15 have been satisfied.

(f)	Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Option to Convert.

(g)

As of the date of Borrower’s notice to Administrative Agent of Borrower’s request to exercise the Option to Convert, and as of the Conversion Date, Guarantor shall be compliance with the financial covenants in Section 10 the Guaranty, and, if requested by Administrative Agent, Guarantor shall so certify in writing.

(h)

At Borrower’s sole cost and expense, the issuance by the Title Company, and Administrative Agent’s receipt, of a rewrite of the Title Policy and/or any endorsements deemed necessary by Administrative Agent for attachment to Administrative Agent’s Title Policy, insuring the priority and validity of the Deed of Trust.

(i)

Administrative Agent has received evidence satisfactory to Administrative Agent that all builders risk insurance required by Article 5 has been converted to permanent insurance coverage or new insurance has been purchased in order to comply with the requirements of Article 5.

The terms and conditions of this Agreement and the other Loan Documents as modified and approved by Administrative Agent shall remain unmodified and in full force and effect, except, from and after the Conversion Date, the “Spread” shall equal Two percent (2.0%). The definition of “Spread” referenced in this Agreement shall be deemed automatically modified to incorporate such new interest rate as of the Conversion Date without further action by Administrative Agent or Borrower.

From and after the Conversion Date, Borrower shall begin making monthly principal amortization payments in accordance with the terms of the Note and Section 2.7(e) above.

2.11

EARNOUT. In the event the Construction Loan is converted to the Permanent Loan in accordance with Section 2.10 above, upon Borrower’s request, and on or about the Conversion Date, Administrative Agent shall disburse all or a portion of the Earnout to Borrower so long as all of the conditions set forth in Section 3.1 applicable to the Permanent Loan shall have been satisfied as of the date of the disbursement of the Earnout. Administrative Agent shall make only one disbursement of the Earnout. In the event Borrower requests less than all of the available Earnout, the remaining undisbursed portion of the Earnout shall be cancelled and may not be borrowed at a later date.

2.12	BORROWER’S LIABILITY. The Loan shall be full recourse to Borrower.

ARTICLE 3. DISBURSEMENT

3.1

CONDITIONS PRECEDENT. Administrative Agent’s and Lenders’ obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)	There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents; and

(b)

The Loan shall be In-Balance after permitted reallocations of costs, savings and contingency, if any. If Administrative Agent determines at any time that the Loan is not In-Balance, Borrower shall deposit the amount of such deficiency with Administrative Agent in Borrower’s Funds Account in accordance with Section 4.16; and

(c)

Administrative Agent shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials reasonably requested by Administrative Agent or any Lender under the terms of this Agreement or any of the other Loan Documents; and

(d)	The Deed of Trust shall be a valid lien upon the Property and Improvements, prior and superior to all other Liens thereon except those approved by Administrative Agent in writing.

(e)	Intentionally omitted.

(f)	The representations and warranties contained in this Agreement shall be true and correct.

(g)	Borrower shall have complied with all insurance requirements pursuant to Article 5;

(h)	Administrative Agent shall have received a properly completed Application for Payment.

(i)	Administrative Agent shall have received from each Lender such Lender’s Pro Rata Share of such disbursement;

(j)	Prior to the initial disbursement, Administrative Agent shall have received and approved in form and substance satisfactory to Administrative Agent the following:

(i)	a soils report for the Property;

(ii)	an environmental site assessment with respect to the presence, if any, of Hazardous Materials on the Property and/or Improvements;

(iii)	two (s) sets of the Plans and Specifications, certified as complete by the Architect, together with evidence of all necessary or appropriate approvals of governmental agencies or private parties;

(iv)

copies of all agreements which are material to Completion of the Improvements, including the Construction Agreement. Administrative Agent hereby acknowledges receipt and approval of the Construction Agreement;

(v)

copies of all Permits, licenses, approvals, development agreements and other authorizations of governmental agencies or private parties required in connection with the development of the Property and construction of the Improvements;

(vi)

copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report (or equivalent), notice of determination or notice of exemption prepared, adopted, certified or filed by or with any Governmental Authority in connection with the Property and construction of the Improvements;

(vii)	an Appraisal of the Property;

(viii)

the Title Policy, together with any endorsements which Administrative Agent may require, insuring the principal amount of the Loan and the validity and the priority of the lien of the Deed of Trust upon the Property, subject only to matters listed as exceptions to title or subordinated matters in the Title Policy, each as approved by Administrative Agent in writing;

(ix)

a current survey of the Property, certified to Administrative Agent, for the benefit of Lenders, and the title insurer, showing the boundaries of the Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same;

(x)

with respect to Borrower and Guarantor: (A) copies certified as true and complete of the following documents from the applicable Governmental Authority: (1) the articles or certificate of incorporation, certificate of limited partnership, certificates of trust, or certificate of limited partnership, as applicable; and (2) good standing certificates or certificates of existence from the jurisdictions in which each such Person is organized and/or qualified to do business dated not more than thirty (30) days prior to the date of this Agreement and (B) true and complete copies of the by-laws, partnership agreement, trust agreement or operating agreement, as applicable, of each such Person, certified as of the date of this Agreement as complete and correct copies thereof by the Secretary or an Assistant Secretary, general partner, manager or other authorized representative reasonably acceptable to Administrative Agent, of such Person;

(xi)

resolutions, in form and substance satisfactory to Administrative Agent, of Borrower and Guarantor and such other Persons as Administrative Agent may request, authorizing the execution, delivery and performance of the Loan Documents and Other Related Documents to which such Person is a party and the transactions contemplated thereby, certified as of the date of this agreement by the Secretary or an Assistant Secretary, general partner, manager or other authorized representative reasonably acceptable to Administrative Agent, of such Person, which certificates shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(xii)	the Administrative Agent’s review and approval of the Contractor’s current financial statements, statement of qualifications, surety bonds and bank and bonding company checks;

(xiii)	the Construction Agreement and all material construction contracts and schedules, and any other construction related agreements;

(xiv)	a plan and cost review for construction of the Improvements;

(xv)

a final cost and Loan Budget, including establishment of sufficient interest reserve and contingency line items, which budget shall include, without limitation, all Borrower construction and funding obligations under the entitlement documents and the CC&Rs (if applicable);

(xvi)

an opinion of legal counsel in form and content satisfactory to Administrative Agent and including such matters incident to the transactions contemplated hereby as Administrative Agent may reasonably request;

(xvii)

collateral assignments, in favor of Administrative Agent, on behalf of Lenders, of (A) the Construction Agreement and the Tri-Party Agreement, (B) the Architect’s Agreement, and (C) the Development Management Agreement;

(xviii)	an estoppel, in form and substance satisfactory to Administrative Agent, from the association under the CC&Rs for the Campus at Playa Vista;

(xix)

Administrative Agent shall have received evidence satisfactory to Administrative Agent that Borrower has contributed equity in the Property and Improvements in an amount not less than $23,438,264 toward acquisition of the Property and project costs in accordance with the Loan Budget;

(xx)	all Borrower and Guarantor financial information requested by Administrative Agent; and

(xxi)	such other information, documents, and instruments as Administrative Agent may request.

(k)

Borrower shall have delivered to Administrative Agent (i) a request for the advance in a form acceptable to Administrative Agent, (ii) a copy of Contractor’s application for payment to Borrower, signed by Architect and confirmed by Administrative Agent’s inspector, on AIA Forms G702 and G703/G703A or other forms acceptable to Administrative Agent, (iii) if requested by Administrative Agent, paid invoices or receipts and unconditional statutory lien waivers for all construction work and costs included in the previous request for advance, and evidence reasonably satisfactory to Administrative Agent that all prior advances have been used for purposes described in this Agreement or the Loan Budget; (iv) if requested by Administrative Agent, evidence that any inspection required by any governmental authority has been completed with results satisfactory to that governmental authority and a detailed itemization of the Construction Agreement and allocated costs of any work to be performed thereunder on AIA Form G702 or such other forms as may be acceptable to Administrative Agent, (v) a true and correct current statement of all obligations incurred for labor performed and materials ordered or delivered, and (vi) such certifications of job progress, in form satisfactory to Administrative Agent, as Administrative Agent may request. Administrative Agent shall have the right to inspect all books, records and accounts relating to such work, and may, at its option, require execution by Borrower and any contractors, subcontractors, laborers and materialmen of such affidavits, endorsements and releases as Administrative Agent deems necessary; provided that, with respect to any affidavits, endorsements and releases of contractors, subcontractors, laborers and materialmen, Borrower shall satisfy this requirement by using commercially reasonable efforts to cause such execution.

(l)

Administrative Agent shall not be obligated to make the final disbursement of the Construction Loan portion of the Loan until (i) Administrative Agent has received the final certificate of occupancy or its legal equivalent allowing for the legal occupancy of the Improvements by Borrower, (ii) Administrative Agent has received evidence that the Improvements have been Completed prior to the Completion Date and in accordance with the Plans and Specifications, (iii) Administrative Agent has received evidence satisfactory to Administrative Agent of lien free completion of the Improvements or that the statutory lien filing period has expired including, without limitation, either evidence that no claim of lien or stop payment notice has been filed or Administrative Agent has received releases with respect to the same, and (iv) no Default shall exist.

(m)	Prior to the Effective Date hereof, Administrative Agent shall have confirmed that Borrower has obtained an Environmental Insurance Policy in accordance with Section 5.7.

(n)

For clarity, the conditions of Section 3.1 and Section 3.4, including, without limitation, (i) compliance with Section 3.1(b), (ii) Administrative Agent’s review (for purposes of confirming compliance with such Sections 3.1 and 3.4) of any changes to the Construction Contract, Architect’s Agreement or Plans and Specifications, and (iii) confirmation that the Title Company will issue an endorsement in the form satisfactory to Administrative Agent insuring the priority of the Loan proceeds to be disbursed, shall apply to any disbursement of Loan proceeds following the making of any modification to the Construction Contract, Architect’s Agreement or Plans and Specifications, in accordance with the terms of Sections 4.3, 4.4 and 4.5, respectively.

3.2

ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, and, if applicable, any sums in any other accounts referenced in this Agreement (to the extent that Administrative Agent has control over disbursement from such account) (the “Controlled Accounts”), when qualified for disbursement, shall be deposited into the Operating Account or otherwise disbursed to or for the benefit or account of Borrower in accordance with the Loan Documents, and Section 3.3 or the Disbursement Instruction Agreement attached hereto as Exhibit H, as amended or replaced from time to time in accordance with the terms thereof. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Administrative Agent, for the benefit of Lenders, all monies at any time deposited in any Account, in any Controlled Accounts, and including all Borrower’s Funds. Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in any Account, in any Controlled Accounts, or any funds on deposit in any Account, or in any Controlled Accounts, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Following the occurrence of a Default, Administrative Agent may apply all or any part of the funds on deposit in any Account, or in any Controlled Accounts, against the amounts outstanding under the Loan in any order and in any manner as Administrative Agent shall elect in Administrative Agent’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent and Lenders to foreclose the liens and security interests securing the Loan or exercise their other rights under the Loan Documents. The Borrower Funds shall not constitute trust funds and may be commingled with other monies held by Administrative Agent. All interest which accrues on any funds, if any, deposited in the Accounts, and in any Controlled Accounts, shall be at a rate established by Administrative Agent, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon indefeasible repayment in full of Borrower’s obligations under the Loan Documents, all remaining funds held in any Controlled Accounts, if any, shall be disbursed to Borrower within ten (10) Business Days.

3.3

DISBURSEMENTS. Borrower hereby authorizes Administrative Agent to disburse the proceeds of the Loan and, if applicable, funds in any Controlled Accounts, in accordance with the terms of the Loan Documents and the terms of the Disbursement Instruction Agreement attached hereto as Exhibit H, as amended or replaced from time to time in accordance with the terms thereof.

3.4	LOAN DISBURSEMENTS.

(a)

Subject to the conditions set forth in Section 3.1, the proceeds of the Construction Loan and Borrower’s Funds shall be disbursed in accordance with the Loan Budget, to pay for costs of construction actually incurred, subject to a ten percent (10%) retention to be withheld from payments to the Contractor with respect to hard costs (“Retention”); provided, however, no Retention shall be withheld respecting Contractor’s General Conditions Costs and Contractor’s Fee (as those terms are defined in the Construction Agreement) in accordance with Section 12.1.7 of the Construction Agreement. Disbursements made after the deposit of Borrower’s Funds shall be made first from the Borrower’s Funds Account until depleted. All disbursements shall be held by Borrower in trust and applied by Borrower solely for the purposes for which the funds have been disbursed. Administrative Agent and Lenders have no obligation to monitor or determine Borrower’s use or application of the disbursements.

(b)

In no event will Administrative Agent make disbursements (i) more frequently than monthly, or (ii) in excess of the percentage of construction actually Completed, as certified by Administrative Agent’s independent inspecting architect. The maximum amount of advances which Borrower may request for the Improvements or for any component or phase thereof shall be as set forth in the Loan Budget.

(c)

Administrative Agent shall not be obligated to disburse Loan proceeds for the payment of any cost if the amount of such cost, together with the amounts of other costs included within the same “line-item” in the Loan Budget for which requests for advances have previously been submitted and approved, exceeds the amount set forth in the Loan Budget for such line-item, unless Borrower furnishes to Administrative Agent documentary evidence satisfactory to Administrative Agent that any such excess cost is offset by a reduction, in nature satisfactory to Administrative Agent, of at least an equal amount in another line-item in the Loan Budget, and Administrative Agent approves a revision to the Loan Budget. Borrower shall be responsible, at its sole cost and expense from sources other than the Loan, for any such overages which cause the Loan to not be In-Balance, which Administrative Agent may require Borrower to deposit into the Borrower’s Funds Account if and when required pursuant to Section 4.16 of this Agreement.

(d)

Provided all applicable conditions to disbursement are satisfied, Administrative Agent shall make disbursements directly to Lenders for the payment of interest which accrues and becomes due under the Notes from the interest reserve line item included in the Loan Budget. Administrative Agent is hereby authorized to charge the Loan and Borrower’s Funds Account (to the extent funds are available therein) directly for such interest payments when due. Depletion of the interest reserve shall not release Borrower from any of Borrower’s obligations under the Loan Documents including, without limitation, payment of all accrued and due interest and the deposit of Borrower’s Funds with Administrative Agent pursuant to Section 4.16 of this Agreement.

(e)

Provided all applicable conditions to disbursement are satisfied, and provided there is availability in the Loan Budget, Administrative Agent shall make disbursements of the Loan to cover any expenses or charges which are to be borne by Borrower, including, but not limited to expenses set forth in Section 9.1 below. Administrative Agent may make any disbursements by payment to Borrower or jointly to Borrower and Contractor or any contractor, subcontractor, supplier, or other person performing work or furnishing materials in connection with the construction of the Improvements. Developer’s fees payable to Developer under the Development Management Agreement will be disbursed based on the percentage of construction completed (as certified by Administrative Agent’s independent supervising architect) at the time of the requested advance.

(f)

Except for fees paid pursuant to the Development Management Agreement, no developer’s, management, consulting or brokerage fee or commission, developer profit or other payment to any Person will be paid directly or indirectly from any proceeds of the Loan without Administrative Agent’s prior written approval.

(g)

All requests for advances shall clearly identify any amounts requested for payment to a Related Person. Unless expressly set forth in the then effective Loan Budget or this Agreement, no developer’s, management, consulting or brokerage fee or commission, developer profit or other payment to any Related Person will be paid directly or indirectly from any proceeds of the Loan without Administrative Agent’s prior written approval.

(h)

In addition to, and not in lieu of any condition set forth in this Section above, Administrative Agent shall have the right to condition any disbursement upon Administrative Agent’s receipt and approval of the following: (i) bills, invoices, vouchers, statements, payroll records (for work performed on a time and materials basis), receipts and any other documents evidencing the total amount expended, incurred or due for any requested line-item in the Loan Budget; (ii) evidence of Borrower’s use of a lien release, joint check and voucher system acceptable to Administrative Agent for payments or disbursements to any contractor, subcontractor, materialman, supplier or lien claimant; (iii) architect’s, independent supervising architect’s and/or engineer’s periodic certifications of the percentage and/or stage of construction that has been completed and its conformance to the Plans and Specifications and governmental requirements based upon any such architect’s, independent supervising architect’s and/or engineer’s periodic physical inspections of the Property and Improvements; waivers and releases of any mechanics’ lien, stop payment notice claim, equitable lien claim or other lien claim rights; and (iv) any other document, requirement, update, evidence, endorsement, certification or information that Administrative Agent may reasonably request under any provision of the Loan Documents.

3.5	WITHHOLDING OF ADVANCES; RETENTION. Administrative Agent may withhold advances under the following circumstances, in addition to the circumstances described in Article 11:

(a)

Administrative Agent may withhold any advance if the request therefor is not accompanied by executed statutory lien waivers for all work done, equipment leased and materials supplied through the date of the immediately preceding request for an advance.

(b)

Ten percent (10%) of each advance for payments to the Contractor with respect to hard costs, except as otherwise provided in Section 3.4(a), shall be retained by Administrative Agent until Architect has certified, and the Administrative Agent’s inspector has confirmed, on AIA Form G704 or other appropriate form, that the relevant Improvements have been Completed in accordance with the Plans and Specifications in accordance with Section 4.1. The Retention portion of each advance for labor, services and/or material will be disbursed following the timely Completion of all of the Improvements unless Administrative Agent, in its sole discretion, agrees to disbursements at an earlier stage.

(c)

Any one or more advances may be withheld in whole or in part if Administrative Agent determines that the requested advance(s) would cause the amount committed or advanced to exceed the limitations set forth in the then effective Loan Budget or the limitations in Section 3.4.

ARTICLE 4. CONSTRUCTION

4.1

COMPLETION. Borrower shall Complete construction of the Improvements on or before the Completion Date. Borrower shall diligently pursue the construction of the Improvements as may be reasonably necessary to achieve Completion of the Improvements accordingly. If applicable, Borrower shall commence construction of any offsite improvements required by any Governmental Authority in connection with the construction of the Improvements without delay after recordation of the Deed of Trust and shall Complete construction of any such offsite improvements on or before the date required.

4.2

FORCE MAJEURE. The time within which construction of the Improvements must be Completed shall be extended for a period of time equal to the period of any delay directly affecting construction which is caused by fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, development or construction moratorium by a governmental agency or governmental regulation of the sale or transportation of materials, supplies or labor, or other similar causes beyond the reasonable control of Borrower (a “Force Majeure Event”); provided, however, that Borrower shall furnish Administrative Agent with written notice satisfactory to Administrative Agent evidencing any such delay within five (5) days of Borrower’s receipt of notice from Contractor or Developer from or within ten (10) days of Borrower’s knowledge of the occurrence of any such delay. In no event shall the time for Completion of the Improvements be extended beyond the Construction Loan Maturity Date or more than ninety (90) days beyond the Completion Date.

4.3

CONSTRUCTION AGREEMENT. Developer and Contractor have entered into the Construction Agreement pursuant to the terms and conditions of which Contractor is to construct the Improvements. Borrower shall require, or shall use commercially reasonable efforts to cause Developer to require, Contractor to perform in accordance with the terms of the Construction Agreement. Borrower may, or permit Developer to, amend, modify or alter the responsibilities of Contractor under the Construction Agreement in any manner without Administrative Agent’s or Lenders’ prior written consent; provided, however, the foregoing shall not be, and shall not be deemed to be, a waiver of any conditions precedent to disbursement of Loan proceeds under this Agreement. Borrower shall execute, upon Administrative Agent’s request, an assignment of Borrower’s rights under the Construction Agreement to Administrative Agent, for the benefit of Lenders as additional security for Borrower’s obligations under this Agreement and the other Loan Documents and shall use commercially reasonable efforts to cause the Contractor to consent to any such assignment.

4.4

ARCHITECT’S AGREEMENT. Borrower and Architect have entered into the Architect’s Agreement, pursuant to which Architect is to design the Improvements. Borrower shall require Architect to perform in accordance with the terms of the Architect’s Agreement. Borrower may amend, modify or alter the responsibilities of Architect under the Architect’s Agreement in any manner without Administrative Agent’s or Lenders’ prior written consent, provided, however, the foregoing shall not be, and shall not be deemed to be, a waiver of any conditions precedent to disbursement of Loan proceeds under this Agreement. Upon Administrative Agent’s request, Borrower shall execute an assignment of the Architect’s Agreement and the Plans and Specifications to Administrative Agent, for the benefit of Lenders, as additional security for Borrower’s performance under this

Agreement and the other Loan Documents and shall use commercially reasonable efforts to cause the Architect to consent to any such assignment.

4.5	PLANS AND SPECIFICATIONS.

(a)

Changes; Administrative Agent Consent. Borrower may, or permit Developer to, make any changes in the Plans and Specifications without Administrative Agent’s or Lenders’ prior written consent; provided, however, Administrative Agent’s prior written consent shall be required if such change would materially and adversely affect the structural integrity of the Improvements; and, provided, further, that the foregoing shall not be, and shall not be deemed to be, a waiver of any conditions precedent to disbursement of Loan proceeds under this Agreement. Borrower shall at all times maintain, for inspection by Administrative Agent and Lenders, a full set of working drawings of the Improvements.

(b)

Changes; Submission Requirements. For any change to the Plans and Specifications, Borrower shall submit, or shall cause Developer to submit, as soon as available, the change in the Plans and Specifications to Administrative Agent. Any such change shall be accompanied by working drawings (and bubble diagrams, if applicable) and a written description of the change, submitted on a change order form acceptable to Administrative Agent, signed by Borrower and, if required by Administrative Agent, also by the Architect, the Contractor and/or the Independent Inspecting Architect.

(c)	Final Plans and Specifications. Upon completion of the Improvements, Borrower shall deliver to Administrative Agent within thirty (30) days a set of final Plans and Specifications.

4.6

CONTRACTOR/CONSTRUCTION INFORMATION. Within ten (10) days of Administrative Agent’s written request, Borrower shall deliver to Administrative Agent from time to time in a form acceptable to Administrative Agent: (a) a list detailing the name, address and phone number of each contractor, subcontractor and material supplier to be employed or used for construction of the Improvements together with the dollar amount, including changes, if any, of each contract and subcontract, and the portion thereof, if any, paid through the date of such list; (b) copies of each contract and subcontract identified in such list, including any changes thereto; (c) a cost breakdown of the projected total cost of constructing the Improvements, and that portion, if any, of each cost item which has been incurred; and (d) a construction progress schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule. Administrative Agent or any Lender may contact any such contractor, subcontractor or material supplier to discuss the course of construction. Lender hereby approves of the Contractor.

4.7

PROHIBITED CONTRACTS. Without Administrative Agent’s prior written consent, Borrower shall not contract for any materials, furnishings, equipment, fixtures or other parts or components of the Improvements, if any third party shall retain any ownership interest (other than Lien rights created by operation of law) in such items after their delivery to the Property and Improvements. Borrower shall have five (5) days to effect the removal of any such retained interest.

4.8

LIENS AND STOP PAYMENT NOTICES. If a claim of Lien is recorded which affects the Property or Improvements or a bonded stop notice is served upon Administrative Agent or any Lender, Borrower shall, within twenty (20) calendar days of such recording or service or within five (5) calendar days of Administrative Agent’s demand, whichever occurs first: (a) pay and discharge the claim of Lien or bonded stop payment notice; (b) effect the release thereof by recording or delivering to Administrative Agent a surety bond in sufficient form and amount; or (c) provide Administrative Agent with other assurances which Administrative Agent deems, in its sole discretion, to be satisfactory for the payment of such claim of Lien or bonded stop payment notice and for the full and continuous protection of Administrative Agent and Lenders from the effect of such Lien or bonded stop payment notice.

4.9

CONSTRUCTION RESPONSIBILITIES. Borrower shall construct the Improvements in a workmanlike manner according to the Plans and Specifications and the recommendations of any soils or engineering report approved by Administrative Agent. Borrower shall comply with all Requirements of Law, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Property. Borrower shall not commence the construction of any material improvements on the Property, except for those set forth in the Plans and Specifications, or otherwise in accordance with Section 9.22 below. Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property and Improvements, including, without limitation, for the quality and suitability of the Plans and Specifications and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Neither Administrative Agent nor any Lender is obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Improvements or any other matter referred to above.

4.10

ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS. Without Administrative Agent’s prior written consent, Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district, improvement district, community facilities district, special district, special improvement district, governmental district or other similar district including, without limitation, any assessment or community facilities district which includes all or any part of the Property and Improvements pursuant to: (a) the Mello-Roos Community Facilities Act of 1982; (b) the Municipal Improvement Act of 1913; or (c) any other comparable or similar statute or regulation. Nor shall Borrower cause or otherwise consent to the levying of special taxes or assessments against the Property and Improvements by any such assessment district or community facilities district. Borrower shall immediately give notice to Administrative Agent of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include the Property in any District or to levy any such special taxes or assessments. Administrative Agent shall have the right to file a written objection to the inclusion of all or any part of the Property in any District, or to the levy of any such special taxes or assessments, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such District or the levy or such special taxes or assessments.

4.11

DELAY. Borrower shall promptly notify Administrative Agent in writing of receipt of notice from Developer or Contractor of, or knowledge of Borrower of, any event causing delay or interruption of construction in excess of one week, or the timely completion of construction. The notice shall specify the particular work delayed, and the cause and period of each delay.

4.12

INSPECTIONS. Administrative Agent and the Independent Inspecting Architect shall have the right to enter upon the Property at all reasonable times, at Borrower’s costs and expense, following at least forty-eight (48) hours’ prior notice (which notice may be verbal) to Borrower (provided, that no prior notice will be required in the event of exigent circumstances), to inspect the Improvements and the construction work to verify information disclosed or required pursuant to this Agreement. Any such inspection or review of the Improvements by Administrative Agent or Independent Inspecting Architect is solely to determine whether Borrower is properly discharging its obligations under the Loan Documents and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Neither Administrative Agent, Independent Inspecting Architect nor any Lender owe a duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Improvements as determined by Administrative Agent, the Independent Inspecting Architect or any Lender.

4.13

SURVEYS. Upon Administrative Agent’s written request, Borrower shall promptly deliver to Administrative Agent: (a) a perimeter survey of the Property; (b) upon completion of the foundations of the Improvements, a survey showing the location of the Improvements on the Property and confirming that the Improvements are located entirely within the Property and do not encroach upon any easement, or breach or violate any governmental requirement; and (c) upon completion of the Improvements, an as-built survey acceptable to the Title Company for purposes of issuing an ALTA policy of title insurance. All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to the Title Company and Administrative Agent, shall be prepared according to current ALTA/ACSM Minimum Standard Detail Requirements and any additional items required by Administrative Agent or the Title Company, and shall be certified to Administrative Agent, Lenders, their respective successors and assigns and the Title Company.

4.14	INTENTIONALLY OMITTED.

4.15

NOTICE OF COMPLETION. Upon completion of the Improvements, as “completion” is defined in California Civil Code Section 8180, Borrower shall promptly record a “notice of completion” and shall mail a copy of the notice of completion and a written statement of recording, all in the form, in the manner, and to the persons specified in California Civil Code Section 8182, and shall take such other action as may be necessary in order to shorten, as provided in California Civil Code Section 8190, the periods within which to record a notice and claim of lien against the Property.

4.16

IN-BALANCE PAYMENTS. If Administrative Agent determines at any time that the Loan is not In-Balance (after permitted reallocations of cost savings and contingency, if any), Borrower shall deposit the amount of such deficiency in the Borrower’s Funds Account within seven (7) days of Administrative Agent’s written demand, and in all events prior to any further disbursements under the Loan.

4.17

TRI-PARTY AGREEMENT. Borrower, Developer and Contractor have entered into the Tri-Party Agreement, pursuant to which Developer and Contractor agree that Borrower may succeed by assignment to all Developer’s interest in the Construction Agreement at any time by written notice. Borrower shall not amend, modify or alter the responsibilities of any party under the Tri-Party Agreement without Administrative Agent’s prior written consent. Upon Administrative Agent’s request, Borrower shall execute a collateral assignment of the Tri-Party Agreement to Administrative Agent, for the benefit of Lenders, as additional security for Borrower’s performance under this Agreement and the other Loan Documents and shall use commercially reasonable efforts to cause Developer and Contractor to consent to any such assignment.

ARTICLE 5. INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any Loan Document or Other Related Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent. Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry.

5.1

TITLE INSURANCE. A Title Policy, together with any endorsements which Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property and Improvements, subject only to matters approved by Administrative Agent in writing. During the term of the Loan, Borrower shall deliver to Administrative Agent, within ten (10) days of Administrative Agent’s written request, such other endorsements to the Title Policy as Administrative Agent may reasonably require with respect to the Property, including, without limitation, a title update endorsement concurrently with each advance of Loan proceeds.

5.2

PROPERTY INSURANCE. A Builders All Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy, including without limitation, theft coverage, terrorism coverage and such other coverages and endorsements as Administrative Agent may reasonably require, insuring Administrative Agent, for the benefit of Lenders against damage to the Property and Improvements in an amount not less than one hundred percent (100%) of the full replacement cost at the time of Completion of the Improvements. Such coverage should adequately insure any and all Improvements and Loan collateral comprised of materials to be used in the construction of the Improvements, whether such collateral is onsite, stored offsite or otherwise. Administrative Agent, for the benefit of Lenders, shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).

5.3

FLOOD HAZARD INSURANCE. A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Administrative Agent, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

5.4

LIABILITY INSURANCE. A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Administrative Agent, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or in the Improvements. During the period of any construction, Borrower may cause its contractors and/or subcontractors to maintain in full force and effect any or all of the liability insurance required hereunder. Administrative Agent may require that Borrower be named as an additional insured on any such policy. Whether Borrower employs a general contractor or performs as owner-builder, Administrative Agent may require that coverage include statutory workers’ compensation insurance.

5.5

OTHER COVERAGE. Borrower shall provide to Administrative Agent evidence of such other reasonable insurance in such reasonable amounts as Administrative Agent may from time to time request against such other insurable hazards which at the time are commonly required by Administrative Agent to be insured against for property similar to the subject Property located in or around the region in which the subject Property is located as long as the same is available on commercially reasonable terms. Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, business income, delayed business income, rental loss, workers’ compensation coverage, sink hole, soft costs, tenant improvement or environmental.

5.6

GENERAL. Borrower shall provide to Administrative Agent insurance certificates or other evidence of coverage in form acceptable to Administrative Agent, with coverage amounts, deductibles, limits and retentions as required by Administrative Agent. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage). Administrative Agent, for the benefit of Lenders shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with respect to the Property and Improvements. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Administrative Agent. Notwithstanding the foregoing, Administrative Agent acknowledges and agrees that the insurance amounts, requirements, and coverages required of Borrower as of the date hereof satisfy the requirements and obligations of this Article 5 and that Administrative Agent will not change the coverage required hereunder from the coverage in place as of the date hereof unless (i) there has been a change in the insurable risk associated with the Property and Improvements that is required to be covered under Administrative Agent’s coverage requirements consistently applied to similarly situated borrowers with similarly situated assets or (ii) there has been a change in the Administrative Agent’s coverage requirements consistently applied to similarly situated borrowers with similarly situated assets.

5.7	ENVIRONMENTAL INSURANCE POLICY.

(a)

Scope of Coverage. At all times until the Loan is repaid in full, Borrower shall maintain, at Borrower’s sole cost and expense, an environmental insurance policy in an amount and with such coverages as required by Administrative Agent at the time of Loan closing, and (i) in which Administrative Agent, on behalf of Lenders, is named as an additional insured, and (ii) includes an endorsement to the policy that provides coverage to Administrative Agent, on behalf of Lenders, with respect to any existing known conditions at the Property (the “Environmental Insurance Policy”).

(b)

Required Renewal or Replacement of Policy. By not later than the date that is three (3) years prior to the date on which the term of the Environmental Insurance Policy expires (such date, the “Acceleration Date”), Borrower shall either (i) cause its existing environmental insurance policy to be renewed and extended with the same coverage as the Environmental Insurance Policy in place as of the Effective Date, or (ii) obtain a new environmental insurance policy with coverage substantially similar to the Environmental Insurance Policy in place as of the Effective Date, and in each case (A) consistent with the terms of subclause (a) above, and (B) with a term that extends not less than three (3) years beyond the Maturity Date of the Loan. If Borrower fails to renew or replace its Environmental Insurance Policy in accordance with this Section 5.7 on or before the Acceleration Date, the Maturity Date of the Loan shall be modified to be the Acceleration Date.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lenders’ entry into this Agreement, Borrower represents and warrants to Administrative Agent and each Lender as of the Effective Date and as of the date of each disbursement of Loan proceeds hereunder that:

6.1

AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all Requirements of Law applicable to its organization, existence and transaction of business and has all necessary rights and powers to borrow and own, improve, develop, lease, and operate the Property and construct the Improvements as contemplated by the Loan Documents.

6.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

6.3

FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower (and the partners, shareholders, members, managers or joint venturers of Borrower), and Guarantor (and the partners, shareholders, members, managers or joint venturers of all such Guarantor). Borrower hereby certifies that, as of the date of delivery: (i) the above documents are all of the relevant formation and organizational documents of Borrower and Guarantors; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were delivered to Lender. Borrower shall immediately provide Administrative Agent with copies of any future amendments or modifications of the formation or organizational documents of Borrower and any Guarantors. A true and accurate organizational chart showing the direct and indirect owners of the Borrower is attached hereto as Schedule 6.3.

6.4

NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents (including, without limitation, the assignment of all rights with respect to the Collateral) do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) require any consent or approval by any Person not heretofore obtained; (c) to Borrower’s knowledge, (i) materially violate any Requirements of Law applicable to the Borrower and the Property and Improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or Governmental Authority, (ii) conflict with, or constitute a material breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower or the Property and Improvements is bound or regulated, or (iii) violate any statute, law, regulation or ordinance, or any order of any court or Governmental Authority in a material manner.

6.5

COMPLIANCE WITH LAWS. To Borrower’s knowledge, the Property and the use thereof comply with all Requirements of Law and Permits for the development of the Property and construction of the Improvements. Borrower has, and at all times shall have obtained, all Permits, licenses, exemptions, and approvals necessary to construct, occupy, operate, lease and market the Property and Improvements, and shall maintain compliance in all material respects with all Requirements of Law applicable to the Property and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. To Borrower’s knowledge, the Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances and is properly zoned for the stated use of the Property as disclosed to Administrative Agent at the time of execution hereof. Borrower has not initiated or acquiesced to a zoning change of the Property without prior notice to, and prior written consent from, Administrative Agent. Furthermore, Borrower has not allowed any changes in the stated use of the Property from that disclosed to Administrative Agent as of the Effective Date without prior notice to, and prior written consent from, Administrative Agent.

6.6

LITIGATION. Except as disclosed on Schedule 6.6 attached hereto, (i) there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower or affecting the Property or Improvements, or (ii) there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Guarantor, which are not fully covered by insurance or, if determined adversely to Guarantor, would (A) result in a Material Adverse Effect on Guarantor, the Property or the other Collateral, or (B) materially and adversely affect the ability of the Guarantor to perform its obligations under the Guaranty.

6.7

FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Administrative Agent by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the Improvements, the partners, joint venturers or members of Borrower, and/or Guarantor, fairly and accurately represent the financial condition of the subject thereof as of the date made and for the period covered thereby and have been prepared (except as noted therein) in accordance with accounting principles consistently applied which fairly present such party’s financial condition. Borrower acknowledges and agrees that Administrative Agent and Lenders may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

6.8

NO MATERIAL ADVERSE CHANGE. To Borrower’s knowledge, there has been no Material Adverse Change in the financial condition of Borrower and/or any Guarantor since the dates of the latest financial statements furnished to Administrative Agent and, except as otherwise disclosed to Administrative Agent in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

6.9

LOAN PROCEEDS AND ADEQUACY. Borrower reasonably expects that as of the Effective Date, and as of the date of each disbursement of Loan proceeds, the undisbursed Loan proceeds, together with Borrower’s current equity in the Property, Borrower’s Funds and all other sums, if any, to be provided by Borrower as shown in Exhibit C, are sufficient to construct the Improvements in accordance with, and otherwise comply with all obligations under, the terms and conditions of this Agreement and all other Loan Documents.

6.10

ACCURACY. To Borrower’s knowledge, all reports, documents, instruments, information and forms of evidence delivered to Administrative Agent concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete in all material respects as of the date of delivery to give Administrative Agent and Lenders true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

6.11

TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.12

TITLE TO ASSETS; NO LIENS. To Borrower’s knowledge, there are no inaccuracies with respect to the status of title to the Property as reflected on the Title Policy accepted by Administrative Agent on the Effective Date and the Property is free and clear of all Liens except as shown on the Title Policy.

6.13	MANAGEMENT AGREEMENTS. As of the Effective Date, Borrower is not a party or subject to any management agreement with respect to the Property, except for the Development Management Agreement.

6.14

UTILITIES. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of the Property and construction of the Improvements are available at or within the boundaries of the Property, or Borrower has taken all steps necessary to assure that all such services will be available upon completion of the Improvements.

6.15	INTENTIONALLY OMITTED.

6.16

AMERICANS WITH DISABILITIES ACT COMPLIANCE. To Borrower’s knowledge, the Improvements have been designed and shall be constructed and completed, and thereafter maintained, in strict accordance and full compliance with all of the requirements of the ADA. Borrower shall be responsible for all ADA compliance costs.

6.17

BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes whatsoever. No portion of the Property is used or will be used as a dwelling.

6.18

PROJECT INFORMATION. (a) The recitals described in this Agreement with respect to the project are true and correct; (b) the Property includes, or will include upon Completion, adequate on-site parking to comply with applicable Requirements of Law; (c) the Property currently abuts and has paved access to Westlawn Avenue, which is a completed and dedicated public thoroughfare in both directions; (d) all water, sewer, natural gas (if applicable), electricity, refuse collection and telephone service, and police and fire protection, necessary for construction of the Improvements, and operation of the Property after Completion, are available or will be available upon Completion, and Borrower will cause such utilities to be installed and connected to the Property; and (e) Borrower has no knowledge, or reason to believe that any archaeological ruins, discoveries or specimens exist on the Property.

6.19

NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations under this Agreement to any other obligation of Borrower.

6.20

PLANS AND SPECIFICATIONS. To Borrower’s knowledge, the Plans and Specifications are complete and include all information required to Complete the construction of the Improvements and any required offsite improvements. To Borrower’s knowledge, the Loan Budget is an accurate budget of all costs necessary to Complete the Improvements and any required offsite improvements in accordance with the Plans and Specifications.

6.21

MAJOR CONTRACTS. Except as set forth on Schedule 6.21, as of the Effective Date, there are no Major Contracts affecting the Property. Borrower has delivered to Administrative Agent true and correct copies of all Major Contracts, and, as of the Effective Date, all such Major Contracts remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent.

6.22	COMPLIANCE WITH MATTERS OF RECORD. Borrower has complied, in all material respects, with all requirements and restrictions of record and/or shown in the Title Policy applicable to the Property.

6.23

REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each request by Borrower for an advance under this Agreement shall constitute an affirmation on the part of Borrower and each Guarantor that the representations and warranties contained in this Agreement and the other Loan Documents and the Other Related Documents are true and correct as of the time of such request and that the relevant conditions precedent set forth in this Agreement have been fully satisfied. All representations and warranties made herein shall survive the execution of this Agreement, the making of advances hereunder and the execution and delivery of all other documents and instruments in connection with the Loan.

6.24

NON-RESIDENTIAL ENERGY DISCLOSURE. The owner(s) or operators(s) of the Property have complied with all non-residential building energy disclosures as required by California Public Resources Code Section 25402.10, and any and all regulations related thereto, including, without limitation, California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Sections 1680-1684, and any amendments thereto.

6.25

LEASES. As of the Effective Date, there are no Leases of the Property or any portion thereof, nor any licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, nor any other agreements of any kind relating to the use or occupancy of the Property or any portion thereof.

6.26	DEWATERING PERMIT. Borrower is not required to obtain a dewatering permit from the Regional Board in connection with construction of the Improvements.

ARTICLE 7. HAZARDOUS MATERIALS

7.1

SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a)

Hazardous Materials. Except as set forth in the Environmental Reports (but without limiting Borrower’s obligations under this Article 7), the Property and Improvements are not and have not been during Borrower’s ownership of the Property a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, mold, toxic mold, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of construction or operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations

(b)

Hazardous Materials Laws. Except as set forth in the Environmental Reports (but without limiting Borrower’s obligations under this Article 7), the Property and Improvements are in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 135 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; each as now and hereafter amended, and the regulations thereunder, and any other applicable local, state and/or federal laws, or regulations that govern or regulate (i) the existence, investigation, cleanup and/or other response to contamination on, beneath or emanating from the Property; (ii) the protection of human health or the environment from the release, discharge, disposal or presence of Hazardous Materials; (iii) the treatment, storage or disposal of hazardous wastes; or (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials, including any and all building materials.

(c)	Hazardous Materials Claims. There are no claims, actions, proceedings or investigations (“Hazardous Materials Claims”) pending or threatened against Borrower, the Property or Improvements by any

Governmental Authority, governmental agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

(d)	No Adverse Change. There has been no adverse change in regard to Hazardous Materials on the Property since the dates of the Environmental Reports.

7.2	HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)

No Hazardous Activities. Except as required pursuant to the Site Access License Agreement, by and between Playa Phase I Commercial Land Co., LLC and Borrower, dated as of February 25, 2014, Borrower shall not cause or permit the Property or Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)	Compliance. Borrower shall comply and cause the Property, the Improvements and the project tenants to comply with all Hazardous Materials Laws.

(c)

Notices. Borrower shall immediately notify Administrative Agent in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property and Improvements; (ii) any knowledge by Borrower that the Property and Improvements or any portion thereof do not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (4) the discovery by Borrower, or any knowledge by Borrower, of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to violate Hazardous Materials Laws.

(d)

Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property or Improvements, Borrower shall immediately take or cause to be taken, at Borrower’s sole expense, all investigative and remedial action required by any Hazardous Materials Laws or any order, judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

7.3

INSPECTION BY ADMINISTRATIVE AGENT. If Administrative Agent has a reasonable basis to believe that an environmental condition exists on the Property in violation of, or which could give rise to liability under, Hazardous Materials Laws, then upon reasonable prior notice to Borrower, Administrative Agent, its employees and agents, may from time to time (whether before or after the commencement of a non-judicial or judicial foreclosure proceeding) enter at reasonable times, and inspect the Property and Improvements for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and Improvements.

7.4

HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES TO DEFEND (WITH COUNSEL SELECTED BY INDEMNITEES), INDEMNIFY AND HOLD HARMLESS INDEMNITEES FROM AND AGAINST ANY AND ALL ASSERTED CLAIMS, SUITS, ORDERS, LOSSES, JUDGMENTS, DAMAGES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, REASONABLE ATTORNEYS’ FEES AND EXPENSES) OR LIABILITY (BUT EXCLUDING CONSEQUENTIAL AND PUNITIVE DAMAGES EXCEPT TO THE EXTENT EITHER OF THE SAME ARE REQUIRED TO BE PAID BY AN INDEMNITEE TO A THIRD PARTY), TO THE EXTENT INDEMNITEES MAY INCUR SAME, AS A DIRECT OR INDIRECT CONSEQUENCE OF (A) THE USE, GENERATION, MANUFACTURE, STORAGE, TREATMENT, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, TRANSPORTATION OR PRESENCE OF ANY HAZARDOUS MATERIALS WHICH ARE FOUND IN, ON, UNDER, ABOUT OR MIGRATING FROM THE PROPERTY; (B) ANY VIOLATION OR CLAIM OF VIOLATION OF ANY HAZARDOUS MATERIALS LAWS WITH RESPECT TO THE PROPERTY; (C) ANY INDEMNITY CLAIM BY A THIRD PARTY AGAINST ONE OR MORE INDEMNITEES IN CONNECTION WITH ANY OF THE FOREGOING; OR (D) THE BREACH OF ANY COVENANTS (OR REPRESENTATIONS AND WARRANTIES) OF BORROWER UNDER THIS INDEMNITY. SUCH INDEMNITY SHALL INCLUDE, WITHOUT LIMITATION: (i) THE COSTS, WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY INVESTIGATION, MONITORING, REPAIR, REMEDIATION OR DETOXIFICATION OF THE PROPERTY AND/OR IMPROVEMENTS, OR THE REMOVAL OF ANY HAZARDOUS MATERIALS (REGARDLESS OF THE MEDIUM) FROM THE PROPERTY AND/OR IMPROVEMENTS, OR THE TAKING OF ANY EMERGENCY ACTION, WHICH IS REQUIRED BY ANY GOVERNMENTAL AUTHORITY OR IS OTHERWISE NECESSARY TO RENDER THE PROPERTY AND IMPROVEMENTS IN COMPLIANCE WITH ALL HAZARDOUS MATERIALS LAWS; (ii) ALL OTHER DIRECT OR INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY THIRD PARTY TORT CLAIMS OR GOVERNMENTAL CLAIMS, FINES OR PENALTIES AGAINST ANY AND ALL INDEMNITEES); AND (iii) ALL

COURT COSTS AND REASONABLE ATTORNEYS, EXPERT AND CONSULTANT FEES AND EXPENSES PAID OR INCURRED BY ANY AND ALL INDEMNITEES. EACH INDEMNITEE SHALL HAVE THE RIGHT AT ANY TIME TO APPEAR IN, AND TO PARTICIPATE IN AS A PARTY IF IT SO ELECTS, AND BE REPRESENTED BY COUNSEL OF ITS OWN CHOICE IN, ANY ACTION OR PROCEEDING INITIATED IN CONNECTION WITH ANY HAZARDOUS MATERIALS LAWS THAT AFFECT THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RELEASE OR RECONVEYANCE OF THE DEED OF TRUST. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY HEREUNDER WITH REGARD TO ANY HAZARDOUS MATERIALS FIRST USED, GENERATED, MANUFACTURED, STORED, TREATED, RELEASED, DISCHARGED OR DISPOSED IN, ON, UNDER OR ABOUT THE PROPERTY BY ANY PARTY (OTHER THAN BORROWER, GUARANTOR, OR ANY AFFILIATE, EMPLOYEE OR AGENT THEREOF) AFTER THE LATEST OF: (I) THE DATE OF FORECLOSURE ON THE SECURITY INSTRUMENT (OR ADMINISTRATIVE AGENT’S ACCEPTANCE OF A DEED IN LIEU THEREOF); OR (II) THE DATE BORROWER NO LONGER HAS OCCUPANCY OF THE PROPERTY; OR (III) THE DATE BORROWER NO LONGER USES OR OPERATES THE PROPERTY. BORROWER SHALL HAVE NO OBLIGATION TO PAY FOR DUPLICATIVE EXPENSES OF MULTIPLE PARTICIPANTS.

7.5

LEGAL EFFECT OF SECTION; ENVIRONMENTAL IMPAIRMENT. Borrower and Lenders agree that: (a) this Article 7 is intended as Lenders’ written request for information (and Borrower’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure §726.5; and (b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lenders and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure §736, and as such it is expressly understood that Borrower’s duty to indemnify Administrative Agent and Lenders hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Deed of Trust, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Deed of Trust; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.

If any portion of the Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Administrative Agent’s or any Lender’s or the trustee’s rights and remedies under the Deed of Trust, Administrative Agent may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected parcel or portion of the Property and Improvements and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Borrower to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Administrative Agent’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Borrower shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Property and/or Improvements and Borrower knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. All costs and expenses, including, without limitation, attorneys’ fees, incurred by Administrative Agent and/or Lenders in connection with any action commenced under this Section, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Property and/or Improvements are environmentally impaired, plus interest thereon at the Default Rate until paid, shall be added to the obligations secured by the Deed of Trust and shall be due and payable to Administrative Agent upon its demand made at any time following the conclusion of such action.

ARTICLE 8. SPECIAL COVENANTS; SINGLE PURPOSE ENTITY

Borrower hereby represents, warrants and covenants with regard to Borrower, as follows:

8.1

LIMITED PURPOSE. The sole purpose to be conducted or promoted by Borrower since its organization is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Property and construct the Improvements; (ii) to enter into and perform its obligations under the Loan

Documents; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

8.2

LIMITATIONS ON DEBT, ACTIONS. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not (i) guarantee any obligation of any person or entity, including any affiliate, or become obligated for the debts of any other person or entity or hold out its credit as being available to pay the obligations of any other person or entity; (ii) intentionally omitted; (iii) incur, create or assume any indebtedness or liabilities other than the Loan, any Swap Agreement between Borrower and a Lender, and unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property, do not to exceed five percent (5%) of the outstanding balance of the aggregate Commitment, which are not evidenced by a note, and must be paid within sixty (60) days and which are otherwise expressly permitted under the Loan Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any person or entity, except that Borrower may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s business; (vi) buy or hold evidence of indebtedness issued by any other person or entity (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; (vii) own any asset or property other than the Property and incidental personal property; or (viii) take any material action without the unanimous written approval of all shareholders of Borrower.

8.3

SEPARATENESS COVENANTS. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate , Borrower represents and warrants that in the conduct of its operations since its organization it has and will continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other person or entity; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other person or entity except that Borrower’s assets may be included in a consolidated financial statement of its’ Affiliate so long as such consolidated financial statement indicates the separateness of Borrower from such Affiliate; (vi) prepare and file its own tax returns separate from those of any person or entity to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (vii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (viii) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (ix) conduct business in its own name, and use separate stationery, invoices and checks bearing its own name; (x) not commingle its assets or funds with those of any other person or entity; (xi) not assume, guarantee or pay the debts or obligations of any other person or entity; (xii) correct any known misunderstanding as to its separate identity; (xiii) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities pursuant to the Loan Documents); (xiv) not make loans or advances to any other person or entity; (xv) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower; and (xviii) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.

Failure of Borrower to comply with any of the covenants contained in this Article 8 or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

8.4

SPE COVENANTS IN BORROWER ORGANIZATIONAL DOCUMENTS. Borrower covenants and agrees to incorporate the provisions contained in this Section into Borrower’s organizational documents and Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Article.

8.5

INTERCOMPANY LOANS. Notwithstanding the terms of Section 8.2 above, Borrower may make or permit to remain outstanding intercompany loans to or from IMAX Corporation or any of its Affiliates for purposes of funding the payment obligations under this Loan and permitted operating expenses so long as each such intercompany loan is unsecured and expressly subordinate to the Loan, all as evidenced in writing. Borrower shall provide copies of the documentation evidencing any such intercompany indebtedness to Administrative Agent.

ARTICLE 9. COVENANTS OF BORROWER

9.1

EXPENSES. Borrower shall pay to Administrative Agent at the time of funding the costs and expenses approved pursuant to Section 2.2 and will thereafter immediately pay Administrative Agent within ten (10) days of written demand all reasonable costs and expenses incurred by Administrative Agent (after the Effective Date) in connection with: (a) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (b) the enforcement or satisfaction by Administrative Agent of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. During the existence of a Default, Borrower shall reimburse any Lender (in addition to Administrative Agent) for any of the foregoing costs and expenses reasonably incurred by such Lender. Administrative Agent’s (and Lenders’, if applicable) costs and expenses shall include, without limitation, all out of pocket and reasonable appraisal fees (up to once annually absent a Default), cost engineering and inspection fees (until Completion of the Improvements and thereafter up to once annually absent a Default), legal fees and expenses of enforcement and administration of Administrative Agent’s and Lenders’ rights hereunder, accounting fees, environmental consultant fees, auditor fees, recording and filing fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Administrative Agent and Lenders of any title insurance premiums, title surveys, reconveyance, documentary stamp taxes, intangibles taxes, release and notary fees. Borrower recognizes and agrees that formal written Appraisals of the Property and Improvements by a licensed independent appraiser may be required by Administrative Agent’s or any Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Administrative Agent may, at their option, require inspection of the Property and Improvements by an independent supervising architect and/or cost engineering specialist and/or Independent Inspecting Architect, at Borrower’s sole cost and expense: (i) prior to each advance; (ii) once each month during the course of construction even though no disbursement is to be made for that month; (iii) upon Completion of the Improvements; and (iv) so long as no Default exists, not more than annually thereafter. If any of the services described above are provided by an employee of Administrative Agent, Administrative Agent’s costs and expenses for such services shall be calculated in accordance with Administrative Agent’s reasonable standard charge for such services.

9.2

ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3

TAXES AND OTHER LIABILITIES. Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower and Borrower’s properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Administrative Agent for prompt payment thereof in the event that it is found that the same is an obligation of Borrower.

9.4

REQUIREMENTS OF LAW. Borrower shall comply and cause the Property to comply with all Requirements of Law, Plans and Specifications, and Permits applicable to it and to the development and operation of the Property and construction of the Improvements and shall use commercially reasonable and good faith efforts to cause other persons or entities to comply with same in a timely manner. At all times, the Property shall be a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances and shall be properly zoned for the stated use of the Property as disclosed to Administrative Agent as of the Effective Date. Borrower shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from, Administrative Agent. Furthermore, Borrower shall not allow changes in the stated use of the Property from that disclosed to Administrative Agent at the time of execution hereof without prior notice to, and prior written consent from, Administrative Agent. Borrower at all times shall maintain compliance, in all material respects, with all requirements and restrictions of record and/or shown in the Title Policy applicable to the Property.

9.5

LEASING. Any Lease, and any amendment or termination of any Lease, entered into by Borrower shall be subject to Administrative Agent’s prior written approval, and shall be with tenants and on terms acceptable to Administrative Agent.

9.6

FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower shall immediately provide Administrative Agent with (i) copies of any amendments or modifications of the formation or organizational documents of Borrower and any Guarantor, and (ii) any updates to the organizational chart attached at Schedule 6.3, so such organizational chart at all times depicts the correct direct and indirect owners of Borrower.

9.7	LIMITATION ON DISTRIBUTIONS. In no event shall any income from the Property (if any) be distributed to any partner, venturer, member or equity investor of Borrower during the existence of a Default.

9.8

FACILITIES. Borrower shall keep the Property and Improvements in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that the Property and Improvements shall be fully and efficiently preserved and maintained. Borrower shall at all times own or have rights to parking sufficient to comply with all of the Leases and Applicable Law. Borrower shall not initiate or acquiesce to a zoning change of the Property and/or Improvements without prior notice to, and prior written consent from, Administrative Agent. Furthermore, Borrower shall not allow changes in the stated use of the Property and/or Improvements from that disclosed to Administrative Agent at the time of execution hereof without prior notice to, and prior written consent from, Administrative Agent.

9.9

AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Property and Improvements shall be hereafter maintained, in strict accordance and full compliance with all of the requirements of the ADA (to the extent that the ADA requirements are applicable to the Property pursuant to Applicable Law). Borrower shall be responsible for all ADA compliance costs. At Administrative Agent’s written request from time to time, Borrower shall provide Administrative Agent with written evidence of such compliance satisfactory to Administrative Agent. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.

9.10

SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld, provided, however, Borrower has advised Lender that a lot line adjustment which will have the effect of converting a current easement to a fee interest has been filed and is pending. Within five (5) Business Days after Administrative Agent’s request, Borrower shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Deed of Trust recorded in connection with such amendments, Borrower shall deliver to Administrative Agent, for the benefit of Lenders, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Administrative Agent insuring the continued first priority lien of the Deed of Trust. Subject to the execution and delivery by Borrower of any documents required under this Section, Administrative Agent, on behalf of Lenders, shall, if required by applicable law, sign any Subdivision Map approved by Administrative Agent pursuant to this Section.

9.11

ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Administrative Agent concerning the Loan or security for the Loan or required by the Loan Documents shall be accurate, correct and sufficiently complete in all material respects as of the date of delivery to give Administrative Agent and Lenders true and accurate knowledge of their subject matter, and shall not contain any material misrepresentation or material omission.

9.12

FURTHER ASSURANCES. Upon Administrative Agent’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as reasonably determined by Administrative Agent, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any Liens created by the Loan Documents.

9.13

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS. Without limiting Borrower’s obligations under Article 8 and Section 9.23 hereof, Borrower shall not: (a) merge or consolidate with any other entity; (b) make any change in the nature of Borrower’s business or structure; (c) acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, encumber, pledge, hypothecate, mortgage or transfer or otherwise dispose of a material part of Borrower’s assets, except in the ordinary course of Borrower’s business and in accordance with this Agreement.

9.14

CHANGE IN STRUCTURE OR MANAGEMENT OF BORROWER. Borrower will (a) preserve its existence, and not make any material change in the nature or manner of its business activities, and (b) maintain executive personnel and management at a level of experience and ability equivalent to present executive personnel and management. Without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld, except in the case of dissolution or liquidation), Borrower shall not dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other person or entity. At all times (i) Borrower shall remain 100% owned and controlled by Guarantor, (ii) each of Guarantor’s and IMAX U.S.A., Inc’s ownership interest in Borrower shall remain unencumbered, and (iii) Guarantor shall maintain compliance with the terms of the Guaranty (including, without limitation, the financial covenants in Section 10 therein).

9.15

EXISTENCE. Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority.

9.16

NOTICE. Borrower shall promptly give notice in writing to Administrative Agent of: (a) any litigation pending or threatened against Borrower; (b) the occurrence of any breach or default in the payment or performance of any obligation owing by Borrower to any person or entity, other than Administrative Agent; (c) any change in the name of Borrower, and in the case of a Borrower which is an organization, any change in its identity or organizational structure; (d) any uninsured or partially uninsured loss through fire, theft, liability damage; (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain; or (f) to Borrower’s knowledge, the existence of any claims, actions, suits, or proceedings pending or threatened against Guarantor, which are not fully covered by insurance or, if determined adversely to Guarantor, could (A) result in a Material Adverse Effect on Guarantor, the Property or the other Collateral, or (B) materially and adversely affect the ability of the Guarantor to perform its obligations under the Guaranty.

9.17

SWAP AGREEMENTS. If Borrower enters into any Swap Agreement with Administrative Agent in connection with the Loan, Borrower shall, upon receipt from Administrative Agent, execute promptly all documents evidencing such transaction and all obligations of Borrower thereunder shall be secured by the Collateral pari passu with the Loan. If at any time Borrower enters into an Swap Agreement in connection with the Loan, then Borrower shall assign its rights to payment under such Swap Agreement to Administrative Agent, for the benefit of the Lenders, as additional security for the Loan pursuant to a collateral assignment of interest rate protection agreement in form and content acceptable to Administrative Agent.

9.18

PROPERTY DOCUMENTS. Borrower may not terminate, modify, amend, or supplant the CC&Rs without Administrative Agent’s prior written consent. Borrower agrees to fully and timely perform all obligations imposed on it under the CC&Rs and, in a commercially reasonable manner, and to timely enforce all obligations of the other parties under the CC&Rs. Borrower shall provide to Administrative Agent, within two (2) Business Days of receipt any notice received under the CC&Rs in connection with a default, casualty or condemnation related to the CC&Rs.

9.19

APPROVAL OF MAJOR CONTRACTS. Borrower shall be required to obtain Administrative Agent’s prior written approval to enter into any Major Contracts affecting the Property and/or Improvements, which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall provide (or cause to be provided) Administrative Agent with copies of any proposed material amendments or modifications to any Major Contracts, and Borrower may not terminate, materially modify or amend any Major Contract without Administrative Agent’s prior written consent (not to be unreasonably withheld). Borrower shall provide to Administrative Agent, within two (2) Business Days of receipt any written notices of default received under any Major Contract and all notices thereafter received and in any way related thereto.

9.20

ASSIGNMENT. Without the prior written consent of the Required Lenders, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

9.21

MANAGEMENT OF PROPERTY. Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, Borrower shall not terminate or materially amend the Development Management Agreement. Except for the Development Management Agreement, without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, Borrower shall not enter into, materially amend or terminate any agreement providing for the management or operation of the Property or Improvements. Upon Administrative Agent’s request, in connection with Borrower entering into any new property management agreement, Borrower shall, and shall cause such property manager to, execute an Assignment of Property Management Agreement, in favor of Administrative Agent and in form and substance acceptable to Administrative Agent.

9.22

MATERIAL ALTERATIONS. Borrower shall not make any Material Alteration to the Property without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned. For purposes hereof, “Material Alteration” shall mean any removal, destruction, or alteration of the Property that is reasonably estimated to cost in excess of $1,000,000 or would affect the structural integrity of the Improvements; provided, however, that none of the following shall constitute a Material Alteration regardless of the cost thereof: (i) Improvements to the Property that are expressly required to be made by Borrower pursuant to Applicable Law; (ii) any decorative work or the addition, removal or replacement of furniture, trade fixtures and equipment; and (iii) any alterations performed as part of the restoration of the Property, or any portion thereof, after a casualty or condemnation in accordance with the terms of the Loan Documents. Borrower shall give prompt notice to Administrative Agent of any alterations to the Property that do not constitute Material Alterations.

9.23	PROHIBITED TRANSFERS.

(a)	Prohibited Property Transfers.

(i)

Prohibited Property Transfers. Borrower shall not cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property, the Improvements or the Collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, (i) a Lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant; and (ii) the Transfer of all or any part of Borrower’s right, title and interest in and to any Lease or lease payments.

(ii)

Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (i) a Transfer which is expressly permitted under this Agreement; (B) a Lease which is permitted under the terms of the Loan Documents; and (ii) the sale of inventory in the ordinary course of business.

(b)	Prohibited Equity Transfers.

(i)

Prohibited Equity Transfers. Subject to subsection (b) below, Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a “Prohibited Equity Transfer”), including without limitation, (i) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.

(ii)

Permitted Equity Transfers. Notwithstanding the foregoing, the following Transfers shall not be deemed to be a Prohibited Equity Transfer: (i) prior to a Termination Event under the IMAX Credit Agreement, any Transfers in the ownership interests in Guarantor expressly permitted or not prohibited under the IMAX Credit Agreement, and (ii) from and after a Termination Event under the IMAX Credit Agreement, any Transfers in the ownership interests in Guarantor that do not violate the terms of Section 11.1(h) below, so long as no direct or indirect owner of a 25% or more ownership interest in Guarantor (excluding any holders of publicly traded shares) is an Embargoed Person.

(iii)

SPE Status. Nothing contained in this Section shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of Borrower under Article 7 of the Loan Agreement.

(c)

Certificates of Ownership. Borrower shall deliver to Administrative Agent, at any time and from time to time, not more than five (5) days after Administrative Agent’s written request therefor, a certificate, in form acceptable to Administrative Agent, signed and dated by Borrower, listing the names of all persons and entities holding direct or indirect legal or beneficial interests in the Property and Improvements or any Restricted Party and the type and amount of each such interest.

9.24	ENVIRONMENTAL REQUIREMENTS.

(a)

Borrower shall at all times comply in all material respects with, and cause the Property to comply with, the terms of the Environmental Covenant Documents, including (without limitation) timely performance of all obligations thereunder. Borrower shall deliver to Lender copies of any notices or other written communications received from any person or entity under the Environmental Covenant Documents, or otherwise pertaining to the Environmental Covenant Documents. Borrower shall not agree to or permit any modification to any of the Environmental Covenant Documents without the prior written consent of Lender.

(b)

Borrower shall install a vapor barrier beneath the Improvements on the Property, and at all times thereafter, monitor volatile organic compound concentrations above and below the vapor barriers for vapor intrusion, all in accordance with the applicable Environmental Covenant Documents.

(c)	Borrower shall not interfere with any investigation or remediation of soil or groundwater contamination on or beneath the Property.

(d)	Prior to any soil excavation on the Property, Borrower shall obtain express, written approval from the Regional Board.

(e)	Intentionally omitted.

(f)

Borrower shall at all times comply with all obligations to monitor soil and groundwater conditions on and beneath the Property, including, without limitation, by providing access to Playa Phase 1 Commercial Land Company, LLC and Ballona Restoration Company, LLC, to investigate, monitor and remediate soil and groundwater contamination on the Property, in accordance with any order from the Regional Board or any successor agency.

(g)	Borrower shall obtain the express, written consent from the Regional Board prior to drilling a well on the Property for the purposes of extracting water for any use.

(h)	Borrower shall cause the Property to comply with the Playa Vista Storm Water Plan, including, without limitation, by instituting best management practices for storm water runoff.

(i)

In the event any contaminated soil or groundwater is discovered or encountered at the Property at any time, including, without limitation, during construction of the Improvements, Borrower shall (i) cause the excavation, treatment and/or disposition of any soils with contamination above the acceptable levels (as established by the California Department of Toxic Substances Control), in accordance with the MMRP; and (ii) provide written notice of such contaminated soil or groundwater to Playa Phase 1 Commercial Land Company, LLC and Ballona Restoration Company, and give Playa Phase 1 Commercial Land Company, LLC and Ballona Restoration Company a reasonable period of time to respond, all in accordance with the SLUR.

(j)	Borrower shall provide written notice to the Regional Board of any disturbances of any remedial activity or equipment on the Property, in accordance with the document titled Covenant and Environmental

Restriction on Property, made as of February 26, 2013, and recorded on November 27, 2013, by Playa Vista Parcel 10, LLC (which document is also referenced on Schedule 9.24 hereto).

9.25

NON-RESIDENTIAL ENERGY DISCLOSURE. The owner(s) or operators(s) of the Property shall comply with all non-residential building energy disclosures as required by California Public Resources Code Section 25402.10, and any and all regulations related thereto, including, without limitation, California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Sections 1680-1684, and any amendments thereto.

ARTICLE 10. REPORTING COVENANTS

10.1

BORROWER FINANCIAL STATEMENTS. Borrower shall deliver to Administrative Agent, within fifteen (15) days after filing, but in no event later than November 15 of each year, a current filed tax return (which will include a current balance sheet and income statement) signed and certified to be true, complete and correct, by an authorized officer of the Borrower. Borrower shall provide Administrative Agent with any extension obtained for filing its tax return.

10.2

GUARANTOR FINANCIAL STATEMENTS. Borrower shall deliver to Administrative Agent financial statements of Guarantor as required under the IMAX Credit Agreement. In the event there is a Termination Event under the IMAX Credit Agreement, Borrower shall deliver to Administrative Agent, as soon as available, but in no event later than ninety (90) days after Guarantor’s fiscal year end, a current audited financial statement (including, without limitation, a balance sheet, an income and expense statement and a statement of cash flow) signed and certified to be true, complete and correct in all material respects, by an authorized officer of Guarantor, together with any other financial information, including, without limitation, as soon as available, but in no event later than thirty (30) days after each fiscal calendar quarter, quarterly financial statements and cash flow projections requested by Administrative Agent for Borrower. If audited financial information is prepared, Borrower shall deliver to Administrative Agent copies of that information within fifteen (15) days of its final preparation.

10.3	INTENTIONALLY OMITTED.

10.4

TAX RETURNS. Borrower shall deliver to Administrative Agent within fifteen days of filing or on November 15th of each year, whichever is earlier complete copies of federal and state tax returns for Borrower, together with all schedules thereto, including, without limitation, K-1 statements for all Partnerships and Sub Chapter S Corporations, each of which shall be signed an certified by an authorized officer of the Borrower to be true and complete copies of such returns. In the event an extension is filed, Borrower shall deliver to Lender a copy of the extension within thirty (30) days from filing.

10.5	INTENTIONALLY OMITTED.

10.6

RENT ROLL. In the event there is one or more Lease at the Property, then, upon Administrative Agent’s reasonable request, Borrower shall deliver to Administrative Agent no later than thirty (30) days after and as of the end of each calendar quarter, a rent roll relating to any Leases (which contains basic rent roll information as approved by Administrative Agent, including, without limitation, name of tenant, date of Lease, monthly or other periodic rent amount, amount of security deposit, Lease expiration date, option periods, and other matters reasonably requested by Administrative Agent), signed and certified to be true, complete and correct by Borrower, and/or such other leasing information as Administrative Agent shall reasonably request with respect to the Property and Improvements, each in form and substance satisfactory to Administrative Agent.

10.7

BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and Improvements and for disbursement and use of the proceeds of the Loan and Borrower’s Funds, and the same shall be available for inspection at Borrower’s office and copying by Administrative Agent and each Lender upon reasonable prior notice.

10.8	INTENTIONALLY OMITTED.

10.9

KNOWLEDGE OF DEFAULT; ETC. Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent the occurrence of any Default or Potential Default. In the case of any Potential Default, such notice shall include, as applicable, the affirmative steps which Borrower has taken or intends to take during the applicable cure period in order to avoid the occurrence of a Default with respect to the subject event, circumstance or condition.

10.10

LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION. Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent, (i) the institution of, or threat of, any material proceeding against or affecting Borrower or the Property, including any eminent domain or other condemnation proceedings affecting the Property, or (ii) any material development in any proceeding already disclosed, which, in either case, has a Material Adverse Effect on Borrower or the Property, which notice shall contain such information as may be reasonably available to Borrower to enable Administrative Agent and its counsel to evaluate such matters.

10.11

ENVIRONMENTAL NOTICES. Borrower shall notify Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower’s learning thereof, of any notice required pursuant to Section 7.2(c).

10.12	INTENTIONALLY OMITTED.

10.13

OTHER INFORMATION. Borrower shall provide to Administrative Agent within ten (10) days of Administrative Agent’s written request, such other information as Administrative Agent may reasonably require, including, in connection with Borrower, any Guarantor and/or the Property.

10.14

FORM WARRANTY. Borrower agrees that all financial statements to be delivered to Administrative Agent pursuant to this Section shall, as of the date made and for the period covered: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with generally accepted accounting principles, consistently applied. By Borrower’s execution of this Agreement, Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no change in financial condition which would have a Material Adverse Change, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in writing delivered to Administrative Agent. Borrower agrees that all other information to be delivered to Administrative Agent pursuant to this Article shall not contain any misrepresentation or omission of a material fact.

ARTICLE 11. DEFAULTS AND REMEDIES

11.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)

Monetary. Borrower’s failure to (i) pay when due any principal or interest payable under the Notes, or any sums payable under the Fee Letter or any of the other Loan Documents (provided that, up to two times per any twelve-month period, Borrower shall have a cure period of five (5) days following the date Borrower receives written notice from Administrative Agent that the same is due and payable, and further provided that no cure period shall exist for a payment default occurring on the Maturity Date of the Loan), (ii) deposit any Borrower’s Funds as and when required under this Agreement, or (iii) pay any other amounts due under this Agreement or the other Loan Documents within five (5) days following written notice that the same is due and payable; or

(b)

Performance of Obligations. Borrower’s failure to perform any obligation, covenant or condition under this Agreement, the Note or any of the other Loan Documents, whether direct or indirect, absolute or contingent; provided, however, with respect to any such failures (other than (A) those in Section 11.1(a) above, (B) elsewhere in this Section 11.1, (C) for which a cure period is provided, or (D) which require performance of an obligation by a date certain (for which there shall be no cure period)), Borrower’s failure to perform will not constitute a Default unless Borrower fails to remedy the same to Lender’s satisfaction within thirty (30) days of Lender’s written demand to do so (or such longer time as is reasonably necessary to cure so long as Borrower has diligently commenced such cure within such 30-day period and thereafter diligently pursues such cure through completion, but in no event shall such cure be completed later than sixty (60) days after the expiration of such 30-day period); or

(c)

Construction; Use. (i) There is any material deviation in the construction of the Improvements from the most recent Plans and Specifications (as amended, if applicable), and Borrower fails to remedy the same to Administrative Agent’s satisfaction within ten (10) days of Administrative Agent’s written demand to do so; (ii) there is any material deviation in the construction of the Improvements from any governmental requirements, and Borrower fails to diligently commence remedying the same to Administrative Agent’s satisfaction within ten (10) days of Administrative Agent’s written demand to do so, and thereafter fails to continue to remedy the same to Administrative Agent’s satisfaction; or (iii) there is a cessation of construction of the Improvements prior to completion for a continuous period of more than thirty (30) days (except as caused by a Force Majeure Event (as defined in Section 4.2) for which a longer delay may be permitted under Article 4); or (iv) the use of any of the Improvements in accordance with the Loan Documents is prohibited, enjoined or delayed for a continuous period of more than ninety (90) days after the Completion except due to a Force Majeure Event; or (v) utilities or other public services necessary for the full occupancy and utilization of the Property and Improvements are curtailed for a continuous period of more than ninety (90) days except due to a Force Majeure Event; or

(d)

Liens, Attachment; Condemnation. (i) The recording of any claim of Lien against the Property or Improvements or the service on Administrative Agent or any Lender of any bonded stop notice relating to the Loan and the continuance of such claim of Lien or bonded stop notice for twenty (20) days without discharge, satisfaction, release (by providing a surety bond in accordance with Section 4.8) or provision for payment being made by Borrower in a manner satisfactory to Administrative Agent; or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property or Improvements; or (iii) the sequestration or attachment of, or any levy or execution upon any of the Property or Improvements, any other collateral provided by Borrower under any of the Loan Documents, any monies in the Account or in the Borrower’s Funds Account, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(e)

Representations and Warranties. (i) The failure of any representation or warranty of Borrower in any of the Loan Documents or the Guarantor in the Guaranty or the Indemnitor in the Indemnity and the continuation of such failure for more than twenty (20) days after written notice to Borrower from Administrative Agent requesting that Borrower cure such failure; or (ii) any Material Adverse Change in the financial condition of Borrower, any Guarantor or any Indemnitor from the financial condition represented to Administrative Agent and Lenders as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Administrative Agent and Lenders; or

(f)

Bankruptcy; Insolvency; Dissolution. (i) The filing by Borrower, any partner, manager, member, or joint venturer of Borrower, any Guarantor or any Indemnitor of a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against Borrower, any partner, manager or member of Borrower, any Guarantor or any Indemnitor, of an involuntary proceeding under the Bankruptcy Code or other debtor relief law and the failure of Borrower to effect a full dismissal of such proceeding within thirty (30) days after the date of filing such proceeding; (iii) a general assignment by Borrower, any partner, manager or member of Borrower, any Guarantor or any Indemnitor for the benefit of creditors; or (iv) Borrower, any partner, manager or member of Borrower, any Guarantor or any Indemnitor applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(g)	Borrower Change in Management or Control. The occurrence of a breach under Section 9.14; or

(h)

Guarantor Dissolution or Change in Management or Control. (i) Guarantor dissolves, liquidates, suspends or discontinues doing business, or (ii) the occurrence of any acquisition of control or change in the controlling ownership of Guarantor, which may reasonably be expected to have a Material Adverse Effect.

(i)

Loss of Priority. The failure at any time of the Deed of Trust to be a valid first lien upon the Property and Improvements or any portion thereof, other than as a result of any release or reconveyance of the Deed of Trust with respect to all or any portion of the Property and Improvements pursuant to the terms and conditions of this Agreement or any other Loan Document; or

(j)

Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property subsequent to the Effective Date; provided, however, Borrower shall not be in Default under this subsection (j) so long as (i) within three (3) months, Borrower has received a Phase II, at Borrower’s sole cost and expense, and either (A) Borrower has received an approved remediation plan from the applicable regulatory agency, or (B) in the event a remediation plan is not required by any applicable regulatory agency, Borrower has put in place a maintenance plan, acceptable to Administrative Agent, Lenders and any applicable regulatory agency, for purposes of managing such Hazardous Materials in compliance with all Hazardous Materials Laws, (ii) it is possible, through remediation (or other acceptable maintenance) by the Borrower and/or Guarantor, to remediate (or manage) the presence of Hazardous Materials in, on or about the Property, such that, following the remediation (or maintenance), the Property shall be in compliance with all Hazardous Materials Laws and there shall no longer be an adverse impact on the value of the Property, (iii) Borrower and/or Guarantor are diligently pursuing such remediation and/or management, as applicable, and (iv) the presence of such Hazardous Materials does not materially affect the use and operation of the Property, including, without limitation, occupancy. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Administrative Agent’s reasonable discretion, have a materially adverse impact on the value of the Property; or

(k)	Violation of Separate Purpose Entity Provisions. The occurrence of any default in the observance of the Separateness Provisions applicable to Borrower; or

(l)

Default Under Unsecured Hazardous Materials Indemnity Agreement. The occurrence of a default under any Hazardous Materials Indemnity Agreement (Unsecured), after any applicable notice or cure period provided therein, now or hereafter executed by an Indemnitor in connection with the Loan, in favor of Administrative Agent, including, without limitation, Indemnitor’s failure to perform any covenant, condition, or obligation thereunder; or

(m)

Default Under Guaranty. The occurrence of a default under any guaranty now or hereafter executed in connection with the Loan, including without limitation, any Guarantor’s failure to perform any covenant, condition, or obligation thereunder (subject to any applicable notice and cure rights); or

(n)

Default Under CC&Rs. The occurrence of a material default by Borrower under the CC&Rs, including without limitation, any Borrower’s failure to perform any covenant, condition, or obligation thereunder (subject to any applicable notice and cure rights) that could have a Material Adverse Effect on the Loan; or

(o)

Default Under Swap Agreement. A default in payment or performance of any covenants or obligations of Borrower under any Swap Agreement at any time entered into by Borrower in connection with the Loan (subject to any applicable notice and cure rights); or

(p)	Prohibited Transfer. The occurrence of any Prohibited Property Transfer or Prohibited Equity Transfer; or

(q)

Judgment. The failure of Borrower to comply in any material respect with any order, judgment, injunction, decree, writ or demand of any court or other public authority and such failure could have a Material Adverse Effect on Borrower or the Property; or the failure of Guarantor to comply in any material respect with any order, judgment (that is final or else not being appealed by Guarantor) in excess of $2,500,000 for any single event or in excess of $10,000,000 in the aggregate, injunction, decree, writ or demand of any court or other public authority and such failure could have a Material Adverse Effect on Guarantor or the Property; or

(r)	Intentionally Omitted.

(s)

Cross Default. The occurrence of an Event of Default (as defined in the IMAX Credit Agreement) under the IMAX Credit Agreement or any breach of default under any Financing Agreement (as defined in the IMAX Credit Agreement); or

(t)	Other Obligations. Borrower or Guarantor shall default under any other indebtedness from Wells Fargo in excess of $5,000,000.

11.2

ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article 11, Requisite Lenders may, at their sole option, declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Administrative Agent may, and at the direction of Requisite Lenders, shall, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in any Account to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan shall terminate.

11.3

DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Administrative Agent may but shall not be obligated to make such payment from the Loan proceeds, Borrower’s Funds, or other funds of Administrative Agent or Lenders. If such payment is made from proceeds of the Loan or from Borrower’s Funds, Borrower shall immediately deposit with Administrative Agent, upon written demand, an amount equal to such payment. If such payment is made from funds of Lenders, Borrower shall immediately repay such funds upon written demand of Administrative Agent. In either case, the Default with respect to which any such payment has been made by Administrative Agent or Lenders shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Administrative Agent.

11.4

ADMINISTRATIVE AGENT’S COMPLETION OF CONSTRUCTION. Upon the occurrence of a Default, Administrative Agent may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Property and Improvements, remove Borrower and all agents, employees and contractors of Borrower from the Property and Improvements, complete the work of construction and market operate and sell or lease the Property and/or Improvements. For this purpose, Borrower irrevocably appoints Administrative Agent as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Administrative Agent may, in Borrower’s name, take or omit to take any action Administrative Agent may reasonably deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Property and/or Improvements.

11.5

ADMINISTRATIVE AGENT’S CESSATION OF CONSTRUCTION. If Administrative Agent determines at any time that the Improvements are not being constructed in accordance with the Plans and Specifications and all governmental requirements, Administrative Agent may immediately cause all construction to cease on any of the Improvements affected by the condition of nonconformance. Borrower shall thereafter not allow any construction work, other than corrective work, to be performed on any of the Improvements affected by the condition of nonconformance until such time as Administrative Agent notifies Borrower in writing that the nonconforming condition has been corrected. Borrower shall notify Administrative Agent and Administrative Agent’s inspector immediately upon receipt of “red tag” or “stop order” notices from any federal, state, county or municipal building inspector or of unsatisfactory compliance with any applicable building code, and in such event Borrower shall provide Administrative Agent and Administrative Agent’s inspector with a full and complete written explanation of the nature of such noncompliance

11.6

REPAYMENT OF FUNDS ADVANCED. Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Administrative Agent upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

11.7

RIGHTS CUMULATIVE, NO WAIVER. All Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent or Lenders at any time. Administrative Agent’s or any Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lenders under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

11.8

ALLOCATION OF PROCEEDS. If a Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 12.16) under any of the Loan Documents, in respect of any principal of or interest on the Loan or any other amounts payable by Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)

amounts due to the Administrative Agent and the Lenders in respect of expenses due under Section 9.1, Section 13.10, Section 13.14 and Section 2.6(b) until paid in full, and then fees referred to in Section 2.2;

(b)	amounts due to the Administrative Agent and the Lenders in respect of Protective Advances;

(c)	payments of interest on the Loan to be to be paid to the Lenders in accordance with the amounts thereof then due and owing;

(d)

payments of principal on the Loan and payments of the termination value in respect of any and all Swap Agreements secured by the Deed of Trust, to be paid to the Lenders equally and ratably in accordance with the respective amounts thereof then due and owing to such Persons;

(e)	amounts due to the Administrative Agent and the Lenders pursuant to Section 12.12 and Section 13.1.

(f)	payments of all other sums, obligations and other amounts due under any of the Loan Documents and Swap Agreements, if any, to be applied for the ratable benefit of the Lenders; and

(g)	any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

ARTICLE 12. THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS

12.1	APPOINTMENT AND AUTHORIZATION.

(a)

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of the Lenders.

(b)

Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(c)

Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d)

The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article 10. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.

(e)

As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the

Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

12.2

WELLS FARGO AS LENDER. Wells Fargo, as a Lender, and any other Lender that may serve as a successor Administrative Agent, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates (or any such successor Administrative Agent and its affiliates) may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding the Borrower, other loan parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

12.3	LOAN DISBURSEMENTS.

(a)

Following receipt of a complete Application for Payment, Administrative Agent shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed disbursement and the Funding Date. Each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent), the amount of such Lender’s Pro Rata Share of such disbursement in immediately available funds not later than the times designated in Section 12.3(b). Unless Administrative Agent shall have been notified by any Lender not later than the close of business (Eastern time) on the Business Day immediately preceding the Funding Date in respect of any disbursement that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent may assume that such Lender shall make such amount available to Administrative Agent. If any Lender does not notify Administrative Agent of its intention not to make available its Pro Rata Share of such disbursement as described above, but does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, such Lender shall pay to Administrative Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender’s Pro Rata Share of such disbursement. If Administrative Agent funds to Borrower such Lender’s Pro Rata Share of such disbursement and if such Lender subsequently pays to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Pro Rata Share of such disbursement. Nothing in this Section 12.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.

(b)

Requests by Administrative Agent for funding by Lenders of disbursements will be made by telecopy. Each Lender shall make the amount of its disbursement available to Administrative Agent in Dollars and in immediately available funds, to such bank and account, in Charlotte, North Carolina (to such bank and account in such other place) as Administrative Agent may designate, not later than 9:00 A.M. (Eastern time) on the Funding Date designated by Administrative Agent with respect to such disbursement, but in no event earlier than two (2) Business Days following Lender’s receipt of Administrative Agent’s request for funding.

(c)

Nothing in this Section 12.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of disbursements on any Funding Date, nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any disbursement hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.

12.4	DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS.

(a)

Subject to Section 12.4(b) below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender. Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of the Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.

(b)

Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Protective Advance or prior Loan disbursements which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by Borrower and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of Borrower under this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is then continuing, and notwithstanding (a) any other provision of this Agreement to the contrary, (b) any instruction of Borrower as to its desired application of payments or (c) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. Administrative Agent shall be entitled to (i) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate as set forth in the Notes, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.

12.5

PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from Lenders shall be made from the Lenders, each payment of the fees shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments;

(b) each payment or prepayment of principal of the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by the Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.

12.6

SHARING OF PAYMENTS, ETC. Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Share in the Loan of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

12.7	COLLATERAL MATTERS; PROTECTIVE ADVANCES.

(a)

Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.

(b)

The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)

Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative

Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)

The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e)

The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower for, Protective Advances during any one calendar year with respect to any Property that is Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $1,000,000. Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances.

(f)

Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of the Requisite Lenders.

12.8

POST-FORECLOSURE PLANS. If all or any portion of the Collateral is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lenders. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by the Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

12.9

APPROVALS OF LENDERS. All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

12.10

NOTICE OF DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

12.11

ADMINISTRATIVE AGENT’S RELIANCE, ETC. Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

12.12

INDEMNIFICATION OF ADMINISTRATIVE AGENT. Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided further, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Hazardous Materials Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

12.13

LENDER CREDIT DECISION, ETC. Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

12.14

SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default exists or Potential Default (of which Borrower has knowledge or written notice from Administrative Agent) exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

12.15

COMMUNICATION WITH ADMINISTRATIVE AGENT. As provided in Section 12.1, the Administrative Agent shall be the contractual representative for the Lenders, and with respect to the administration of the Loan, Borrower may communicate solely with Administrative Agent, on behalf of Lenders.

12.16

NO SET-OFFS. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, whether or not located in California, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders.

ARTICLE 13. MISCELLANEOUS PROVISIONS

13.1

INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES ACTUALLY INCURRED BY INDEMNITEES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, IN NO EVENT SHALL BORROWER BY OBLIGATED TO INDEMNIFY, DEFEND OR HOLD HARMLESS ANY OF THE INDEMNITEES TO THE EXTENT ANY LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS,

COSTS AND EXPENSES SOLELY ARISE FROM ANY OF THE INDEMNITEES’ GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT.

13.2

FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Administrative Agent s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.

13.3

NO THIRD PARTIES BENEFITED. No person other than Administrative Agent, Lenders and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.

13.4

NOTICES. All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Administrative Agent and Lenders at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

13.5

ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Administrative Agent, while a Default exists, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Administrative Agent’s or Borrower’s name any notices, instruments or documents that Administrative Agent reasonably deems appropriate to protect Lenders’ interest under any of the Loan Documents or Other Related Documents.

13.6

ACTIONS. Borrower agrees that Administrative Agent or any Lender, in exercising the rights, duties or liabilities of Administrative Agent, Lenders or Borrower under the Loan Documents or Other Related Documents, during the existence of a Default, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements, the Loan Documents or the Other Related Documents and Borrower shall immediately reimburse Administrative Agent or such Lender upon demand for all such reasonable expenses so incurred or paid by Administrative Agent or such Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs; provided, however, that Borrower shall not be liable for the payment of any such expenses to the extent the same arise by reason of the gross negligence, fraud or willful misconduct of Administrative Agent or any Lender.

13.7

RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment (other than Liens and stop notices) by any person other than Administrative Agent or Lenders which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Administrative Agent determines is not prejudicial to Administrative Agent or any Lender, and does not impair the rights of Administrative Agent or any Lender under any of the Loan Documents or Other Related Documents; and (b) Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

13.8

RELATIONSHIP OF PARTIES. The relationship of Borrower, Administrative Agent and Lenders under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertake nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or Improvements, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.

13.9

DELAY OUTSIDE LENDER’S CONTROL. No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.

13.10

ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall pay within five (5) business days’ of written demand together with reasonably supporting documentation, to Administrative Agent or such Lender, the amount of all reasonable attorneys’ fees and expenses and all costs actually incurred by Administrative Agent or such Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan.

13.11

IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Administrative Agent or any Lender shall be payable only in United States Dollars, immediately available funds.

13.12	AMENDMENTS AND WAIVERS.

(a)

Generally. Except as otherwise expressly provided in this Agreement, the other Loan Documents, or the Other Related Documents (i) any consent or approval required or permitted by this Agreement or in any Loan Document or other Related Documents to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document or Other Related Documents may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document or Other Related Document may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)

Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Administrative Agent at the written direction of the Lenders), do any of the following:

(i)

increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 13.13) or subject the Lenders to any additional obligations; provided that the foregoing shall not apply to Protective Advances made in accordance with this Agreement;

(ii)	reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loan;

(iii)	reduce the amount of any fees payable to the Lenders hereunder;

(iv)

postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor;

(v)	change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 13.13);

(vi)	amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii)

modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)	release any Guarantor from its obligations under the Guaranty;

(ix)	waive a Default under Section 11.1(a); or

(x)	release or dispose of any Collateral unless released or disposed of as permitted by, and in accordance with, Section 2.8 or Section 12.7.

(c)

Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing by Administrative Agent in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

13.13	SUCCESSORS AND ASSIGNS.

(a)

Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b)

Participations. Any Lender may at any time grant to an Affiliate of such Lender, or one or more banks or other financial institutions with the prior written consent of the Administrative Agent (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)

Assignments. Any Lender may with the prior written consent of the Administrative Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default shall exist or (y) in the case of an assignment to another Lender or an affiliate of another Lender; (ii) any partial assignment shall be in an amount at least equal to $5,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance, of at least $5,000,000, and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangement so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500 ($7,500 in the case of any Defaulting Lender), including, without limitation, an assignment by a Lender to another Lender. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective Affiliates or subsidiaries.

Borrower shall not be obligated to pay (i) any Lender’s syndication expenses in connection with the syndication of the Loan, or (ii) so long as no Default exists, the costs or expenses of any Lender other than Wells Fargo. For clarity, Borrower shall pay any expenses of the Administrative Agent, in accordance with the terms of this Agreement.

(d)

Tax Withholding. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, shall furnish the Administrative Agent and Borrower with a properly completed executed copy of either the current form of Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN (or W-8BEN-E, as applicable) and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder. At all times each Lender shall own or beneficially own a Note, such Lender shall (i) promptly provide to the Administrative Agent and Borrower a new Internal Revenue Service Form W-8ECI (in the most current form) or Internal Revenue Service Form W-8BEN (or W-8BEN-E, as applicable) and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Lender, and (ii) comply at all times with all applicable United States laws and regulations, including all provisions of any applicable tax treaty, with regard to any withholding tax exemption claimed with respect to any payments on the Loan. If any Lender cannot deliver such form, then Borrower may withhold from payments due under the Loan Documents such amounts as Borrower is able to determine from accurate information provided by such Lender are required by the Internal Revenue Code.

(e)

Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.

(f)

Information to Assignee, Etc. A Lender may furnish any information concerning the Borrower, any subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants). In connection with such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

(g)

Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(h)

USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

13.14	ADDITIONAL COSTS.

(a)

Capital Adequacy. If any Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.

(b)

Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), Borrower shall promptly pay to Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans or hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such

Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c)

Lender’s Suspension Of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Lender to make or continue, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 13.14.(g) shall apply).

(d)

Notification And Determination Of Additional Costs. Each of Administrative Agent, each Lender, and each Participant, as the case may be, agrees to notify Borrower of any event occurring after the Effective Date entitling Administrative Agent, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of Administrative Agent, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder. Administrative Agent, each Lender and each Participant, as the case may be, agrees to furnish to Borrower (and in the case of a Lender or a Participant to Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by Administrative Agent, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

(e)	Suspension Of Libor Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any LIBOR Period:

(A)

the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

(B)

the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such LIBOR Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such LIBOR Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, or continue LIBOR Loans and the Borrower shall, on the last day of each current LIBOR Period for each outstanding LIBOR Loan, either prepay such Loan or convert such Loan into a Variable Rate Loan.

(f)

Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to Administrative Agent) and such Lender’s obligation to make or continue, or to convert Loans into LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 13.14.(g) shall be applicable).

(g)

Treatment Of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to continue LIBOR Loans shall be suspended pursuant to Section 13.14(c), Section 13.14(e), or Section 13.14(f) then such Lender’s LIBOR Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current LIBOR Period(s) for LIBOR Loans (or, in the case of a conversion required by Section 13.14(c), Section 13.14(e), or Section 13.14(f) on such earlier date as such Lender may specify to Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 13.14 that gave rise to such conversion no longer exist:

(i)

to the extent that such Lender’s LIBOR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Variable Rate Loans; and

(ii)

all Loans that would otherwise be made or continued by such Lender as LIBOR Loans shall be made or continued instead as Variable Rate Loans, and all Variable Rate Loans of such Lender that would otherwise be converted into LIBOR Loans shall remain as Variable Rate Loans.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 13.14(c) or 13.14(f) that gave rise to the conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding LIBOR Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts and LIBOR Periods) in accordance with their respective Commitments.

(h)

Change Of Lending Office. Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 2.6(e), 13.14(a) through (e) or 13.14(g) to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

(i)

Assumptions Concerning Funding Libor Loans. Calculation of all amounts payable to a Lender under this Section 13.14 shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

13.15	TAXES.

(a)	Issuing Bank. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)

Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)

Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)	Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any

Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)

Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.13 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(f)

Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)	Status of Lenders.

(i)

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)

any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two (2) executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable.

(I)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)	executed originals of the current version of IRS Form W-8ECI;

(III)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or W-8BEN-E, as applicable); or

(IV)

to the extent a Foreign Lender is not the beneficial owner, executed originals of the current version of IRS Form W-8IMY, accompanied by the current version of IRS Form W-8ECI, IRS Form W-8BEN ((or W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)

Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13.15 (including by the payment of additional amounts pursuant to this Section 13.15, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)

Survival. Each party’s obligations under this Section 13.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

13.16

ADDITIONAL SECURITY INTEREST. Borrower hereby grants and assigns to Administrative Agent, for the benefit of Lenders, a security interest, to secure payment and performance of all obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to all amounts at any time payable to Borrower under any Swap Agreement.

13.17	SIGNS. Administrative Agent may place on the Property reasonable signs standard to construction loan transactions stating that construction financing is being provided by Lenders.

13.18

LENDER’S AGENTS. Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors. Borrower shall pay the reasonable costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.

13.19

TAX SERVICE. Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Administrative Agent.

13.20

WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT NOT PROHIBITED UNDER APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A

COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

13.21

SEVERABILITY. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

13.22	TIME. Time is of the essence of each and every term of this Agreement.

13.23

HEADINGS. All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

13.24

GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents and Other Related Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

13.25

USA PATRIOT ACT NOTICE, COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Administrative Agent (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Administrative Agent, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Administrative Agent or any Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

13.26

ELECTRONIC DOCUMENT DELIVERIES. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article 3 and (B) the Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications upon at least five (5) business days’ prior written notice to the Administrative Agent and Borrower. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

13.27

INTEGRATION; INTERPRETATION. THE LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS CONTAIN OR EXPRESSLY INCORPORATE BY REFERENCE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS CONTEMPLATED THEREIN AND SUPERSEDE ALL PRIOR NEGOTIATIONS OR AGREEMENTS, WRITTEN OR ORAL. THE LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS SHALL NOT BE MODIFIED EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL

PARTIES. ANY REFERENCE TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS INCLUDES ANY AMENDMENTS, RENEWALS OR EXTENSIONS NOW OR HEREAFTER APPROVED BY ADMINISTRATIVE AGENT IN WRITING.

13.28

JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement, any of the Loan Documents or Other Related Documents, other than Administrative Agent and/or Lenders, shall be joint and several.

13.29

COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

13.30	ARBITRATION.

(a)

Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit. In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

(b)

Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)

No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)

Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)

Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)

Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)	Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)

Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i)

Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(j)

Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

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IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have duly executed and delivered this Agreement as of the date appearing on the first page of this Agreement.

“ADMINISTRATIVE AGENT” WELLS FARGO BANK, NATIONAL ASSOCIATION		Administrative Agent’s Address:

By:	/s/ Patrick Drum	Wells Fargo Bank, National Association Commercial Banking Office 333 S. Grand Avenue, 6th Floor Los Angeles, CA 90071 Attention: Patrick Drum
Name:	Patrick Drum
Its:	Senior Vice President

“BORROWER” IMAX PV DEVELOPMENT INC., a Delaware corporation		Borrower’s Address:

By:	/s/ Ed MacNeil	c/o IMAX Corporation 2525 Speakman Drive Sheridan Park Mississauga, Ontario, Canada L5K1B1 Attention: G. Mary Ruby
Name:	Ed MacNeil
Its:	Vice President

with a copy to:

By:	/s/ G. Mary Ruby	Advisors LLP 11911 San Vicente Boulevard, Suite 265 Los Angeles, CA 90049 Attention: Robert J. Plotkowski
Name:	G. Mary Ruby
Its:	Secretary

“LENDER” WELLS FARGO BANK, NATIONAL ASSOCIATION		Lender’s Address:

By:	/s/ Patrick Drum	Wells Fargo Bank, National Association Commercial Banking Office 333 S. Grand Avenue, 6th Floor Los Angeles, CA 90071 Attention: Patrick Drum
Name:	Patrick Drum
Its:	Senior Vice President